                                                                     EXHIBIT 4.5

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT (as amended, modified, supplemented, renewed or restated from time to time, the "AGREEMENT") is made this 30th day of October, 2002, by and between THE ANDERSONS, INC., an Ohio corporation ("BORROWER"), the financial institutions listed on the signature pages hereof and each other financial institution that may hereafter become a party hereto in accordance with the provisions hereof (collectively the "LENDERS" and individually a "LENDER") and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("U.S. BANK"), in its capacity as Agent for the Lenders and for the Issuer (in such capacity, the "AGENT").

                                     RECITAL

      Borrower has requested that the Agent and the Lenders make loans, advances, extensions of credit and/or other financial accommodations to or for the benefit of Borrower, and the Agent and the Lenders are willing to do so on the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Agreement, and of any loans or extensions of credit or other financial accommodations at any time made to or for the benefit of Borrower by the Agent and the Lenders, Borrower, the Agent and the Lenders agree as follows:

      1 DEFINITIONS.

      1.1 GENERAL DEFINITIONS. When used herein, the following capitalized terms shall have the meanings indicated, whether used in the singular or the plural:

      "ACCOUNTS" shall mean all present and future rights of Borrower and its consolidated subsidiaries to payment for Inventory or other Goods sold or leased or for services rendered, which rights are not evidenced by Instruments or Chattel Paper, regardless of whether such rights have been earned by performance and any other "accounts" (as defined in the Code).

      "ACCOUNT DEBTOR" shall mean any Person that is obligated on or under an Account.

      "AFFILIATE" shall mean any Person other than Borrower and its consolidated subsidiaries: (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, Borrower or its consolidated subsidiaries; (b) that directly or beneficially owns or holds twenty five percent (25%) or more of any class of the voting equity interest of Borrower or its consolidated subsidiaries; (c) twenty five percent (25%) or more of the voting equity interest of which is owned directly or beneficially or held by Borrower or its consolidated subsidiaries; or (d) that is a director, officer, agent or employee of Borrower or its consolidated subsidiaries.

      "AGENT" has the meaning set forth in the introduction and shall include any successor to the Agent that has been appointed in accordance with Section 9.11.

      "AGENT'S LETTER" shall mean the letter agreement between Borrower and the Agent of substantially even date with this Agreement.

      "APPLICABLE MARGIN" shall mean with respect to Swing Line Advances, Line of Credit A Advances or Line of Credit B Advances which are Daily Reset LIBOR Rate Loans, Base Rate Loans or LIBOR Rate Loans, Commitment Fees for the Line of Credit A Loan Commitments (referred to below under "Line A"), Commitment Fees for the Line of Credit B Loan Commitments (referred to below under "Line B"), Standby LC Fees and Commercial LC Fees, the rates per annum set forth below for the then applicable Financial Performance Level:

Swing Line Advances, Line of Credit A Advances and Commitment Fees Line A:

      The initial Financial Performance Level shall be Level 3. The Agent will review Borrower's financial performance as of each fiscal quarter end, beginning with fiscal quarter end December 31, 2002, after its receipt of Borrower's financial statements and Compliance Certificate as of the end of such fiscal quarter, and will confirm Borrower's determination as to whether Borrower's Financial Performance Level based on such fiscal quarter is Level 1, Level 2, Level 3, Level 4 or Level 5. As so confirmed by the Agent, Borrower's Financial Performance Level will determine the Applicable Margin effective for Swing Line Advances, Line of Credit A Advances, the Commitment Fees for the Line of Credit A Loan Commitments, Commitment Fees for the Line of Credit B Loan Commitments (Line B), Standby LC Fees and Commercial LC Fees for the three month period beginning on the first Business Day of the third month following the end of such fiscal quarter if the Agent receives such quarter end financial statements prior to the last five (5) Business Days of the second month following the end of such fiscal quarter. If the Agent receives such quarter end financial statements during or after the last five (5) Business Days of the second month following the end of such fiscal quarter (but prior to the end of the third month following the end of such fiscal quarter), any reduction in the Applicable Margin will be delayed until the tenth day of the month following the month in which the Agent receives such quarter end financial statements, but any increase in the Applicable Margin will be effective as of the first Business Day of the third month following the end of such fiscal quarter. If the Agent does not receive such quarter end statements prior to the end of the third month following the end of such fiscal quarter, Borrower's Financial Performance Level shall be deemed to be Level 1 beginning with the tenth day of the fourth month following the end of such fiscal quarter and shall remain at Level 1 until the 15th Business Day after such financial statements are received by the Agent and a determination by the Agent that a different Financial Level shall apply during the remainder of the three month period.

      "AVAILABLE AMOUNT A" shall mean, at any time, an amount equal to the lesser of (a) (i) the Line of Credit A Loan Commitments minus (ii) the aggregate principal amount of the Line of Credit A Loan Liabilities, and (b) the Borrowing Base Limit.

      "AVAILABLE AMOUNT B" shall mean, at any time, an amount equal to the lesser of (a) (i) the Line of Credit B Loan Commitments minus (ii) the sum of (A) the aggregate principal amount of the Line of Credit B Loan Liabilities, and (B) the aggregate amount of the LC Obligations, and (b) the Borrowing Base Limit.

      "BASE RATE" shall mean the greater of (a) the Prime Rate or (b) the Federal Funds Rate plus one half of one percent (.5%).

      "BASE RATE LOAN" shall mean any Loan that bears interest at the Base Rate plus the Applicable Margin.

      "BORROWING BASE" shall mean an amount determined and computed as set forth in Exhibit 1A.

      "BORROWING BASE CERTIFICATE" shall mean a certificate substantially in the form of Exhibit 1B, signed as indicated thereon, setting forth the amount of Borrower's Borrowing Base.

      "BORROWING BASE LIMIT" shall mean, at any time, an amount equal to (a) the Borrowing Base minus (b) the sum of (i) the aggregate principal amount of the Line of Credit A Loan Liabilities, (ii) the aggregate principal amount of the Line of Credit B Loan Liabilities, and (iii) the aggregate amount of the LC Obligations.

      "BUSINESS DAY" shall mean any day of the year on which commercial banks in New York, New York are not required or authorized to close.

      "CAPITALIZATION" shall mean, as of any particular date, (a) Borrower's Tangible Net Worth, (b) plus Total Adjusted Funded Debt.

      "CHANGE OF CONTROL" shall mean, (a) as to Borrower, (i) the voting stock of Borrower shall cease to be publicly traded, or (ii) more than 50% of the voting stock of Borrower is owned or controlled, directly or indirectly by one Person or an affiliated group of Persons, and (b) as to any consolidated subsidiary of Borrower, existing as such on the date of this Agreement, the voting stock or voting or controlling equity interest of such consolidated subsidiary shall cease to be wholly owned by Borrower, except as the result of a merger or asset consolidation with another consolidated subsidiary of Borrower.

      "CLOSING DATE" shall mean the date of this Agreement.

      "COMMERCIAL LETTER OF CREDIT" shall mean any commercial letter of credit issued for the account of Borrower under this Agreement.

      "COMMITMENT" shall mean, as to any Lender, such Lender's Line of Credit A Loan Commitment and Line of Credit B Loan Commitment, the Agent's commitment to make Swing Line Advances under the Line of Credit A and the Agent's commitment to cause the issuance of Letters under the Line of Credit B, and "COMMITMENTS" shall mean collectively, such Commitments for all the Lenders and the Agent.

      "CURRENT RATIO NET OF HEDGED INVENTORY" shall mean, for any date of determination, the ratio of Borrower's: (a) (i) consolidated current assets,
(ii) minus the book value of Hedged Inventory, (iii) minus the net liquidation value of related Margin Accounts; divided by (b) (i) consolidated current liabilities, (ii) minus the book value of Hedged Inventory, (iii) minus the net liquidation value of related Margin Accounts.

      "DAILY RESET LIBOR RATE" shall mean, the one-month LIBOR rate quoted by the Agent from Telerate Page 3750 or any successor thereto, which shall be that one-month LIBOR rate in effect and reset each Business Day.

      "DAILY RESET LIBOR RATE LOAN" shall mean any Loan that bears interest at the Daily Reset LIBOR Rate plus the Applicable Margin.

      "DEBT TO CAPITALIZATION RATIO" shall mean, as of any particular date, (a) Total Adjusted Funded Debt, divided by (b) Capitalization.

      "DEFAULT" shall mean the occurrence or existence of: (a) an event which, through the passage of time or the service of notice or both, would (assuming no action is taken by Borrower or any other Person to cure the same) mature into a Matured Default; or (b) an event which requires neither the passage of time nor the service of notice to mature into a Matured Default.

      "DIRECT PAY LETTER OF CREDIT" shall mean any direct pay letter of credit issued for the account of Borrower under this Agreement.

      "DOLLARS" and "$" shall mean lawful currency of the United States of America.

      "EXISTING LETTERS OF CREDIT" shall mean: (i) the direct pay letter of credit issued by U.S. Bank to The Bank of New York Trust Company of Florida, N.A., as Trustee, for the account of Borrower, dated November 23, 1999, in the original face amount of $4,796,507, and (ii) the direct pay letter of credit issued by Harris Trust and Savings Bank to J.P. Morgan Trust Company, National Association, for the account of Borrower, dated March 6, 2002, in the original face amount of $3,256,700.

      "FARM PRODUCTS" shall mean all personal property owned by Borrower and its consolidated subsidiaries used or for use in farming or livestock operations, including without limitation, seed and harvested or un-harvested crops of all types and descriptions, whether annual or perennial and including trees, vines and the crops growing thereon, native grass, grain, feed, feed additives, feed ingredients, feed supplements, fertilizer, hay, silage, supplies (including without limitation, chemicals, veterinary supplies and related Goods), livestock of all types and descriptions (including without limitation, the offspring of such livestock and livestock in gestation) and any other "farm products" (as defined in the Code).

      "FEDERAL FUNDS RATE" shall mean, for any day, the rate of interest per annum (rounded upward, if necessary, to the nearest whole multiple of 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on such day, or if no such rate is so published on such day, on the most recent day preceding such day on which such rate is so published.

      "FINANCIAL PERFORMANCE LEVEL" shall mean the applicable level of Borrower's financial performance determined in accordance with the table and paragraph set forth below.

      "FINANCING AGREEMENTS" shall mean all agreements, instruments and documents, including without limitation, this Agreement and all notes, letter of credit applications, guarantees, consents, assignments, contracts, notices and all other written matter at any time executed by or on behalf of Borrower and delivered to the Agent for the benefit of the Lenders in relation to this Agreement, together with all amendments and all agreements and documents referred to therein or contemplated thereby.

      "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

      "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation, any arbitration panel, any court, any commission, any agency or any instrumentality of the foregoing.

      "GOVERNMENTAL REQUIREMENT" shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them (including any of the foregoing that relate to environmental standards or controls and occupational safety and health standards or controls).

      "HEDGED INVENTORY" shall mean Inventory consisting of grain that is hedged against price fluctuation using traditionally recognized methods of hedging, including, but not limited to, futures contracts, placed through a recognized commodities broker.

      "HIGHEST LAWFUL RATE" shall mean, with respect to each Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Notes or on other amounts, if any, payable to such Lender pursuant to this Agreement or any other Financing Agreement, under laws applicable to such Lender which are presently in effect, or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

      "IMMEDIATELY AVAILABLE FUNDS" shall mean: funds with good value on the day and in the city in which payment is received.

      "INTEREST PERIOD" shall mean: (a) with respect to LIBOR Rate Loans, the period of time for which the LIBOR Rate shall be in effect as to any LIBOR Rate Loan and which shall be a seven day or one, two, three or six month period of time, commencing with the borrowing date of the LIBOR Rate Loan or the expiration date of the immediately preceding Interest Period, as the case may be, applicable to and ending on the effective date of any rate change or rate continuation made as provided in Section 2.2 as Borrower may specify in the notice of borrowing delivered pursuant to Section 2.2 or the notice of interest conversion delivered pursuant to Section 2.2; provided however, that (b) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) no Interest Period shall extend beyond the Maturity Date; and (d) there shall be no more than fifteen (15) Interest Periods for LIBOR Rate Loans at any one time.

      "INVENTORY" shall mean any and all Goods which shall at any time constitute "inventory" (as defined in the Code) or Farm Products owned by Borrower and its consolidated subsidiaries, wherever located (including without limitation, Goods in transit and Goods in the possession of third parties), or which from time to time are held for sale, lease or consumption in Borrower's business, furnished under any contract of service or held as raw materials, work in process, finished inventory or supplies (including without limitation, packaging and/or shipping materials).

      "IRC" shall mean the Internal Revenue Code of 1986, as amended, as at any time in effect, together with all regulations and rulings thereof or thereunder issued by the Internal Revenue Service.

      "ISSUER" shall mean any party that issues a Letter pursuant to this Agreement.

      "LC OBLIGATIONS" shall mean, at any time, an amount equal to the aggregate undrawn and unexpired amount of the outstanding Letters, together with the aggregate amount of any unpaid reimbursement obligations with respect to any Letters.

      "LETTER" or "LETTERS" shall mean any Commercial Letter of Credit or Standby Letter of Credit issued for the account of Borrower pursuant to Section
2.1.4 (which shall be deemed to include the Existing Letters of Credit) or all of such letters of credit, respectively.

      "LIABILITIES" shall mean any and all liabilities, obligations and indebtedness of Borrower to any Lender or Issuer of any and every kind and nature, at any time owing, arising, due or payable and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise (including without limitation LC Obligations, fees, charges and obligations of performance) and arising or existing under this Agreement or any of the other Financing Agreements.

      "LIBOR RATE" shall mean, with respect to each day during each Interest Period applicable to a LIBOR Rate Advance, the seven day or one, two, three or six month LIBOR rate quoted by the Agent from Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two Business Days prior to the LIBOR Rate Loan) rounded up to the nearest one sixteenth of one percent.

      "LIBOR RATE LOAN" shall mean any Loan that bears interest at the LIBOR Rate plus the Applicable Margin.

      "LINE OF CREDIT A LOAN COMMITMENT" shall mean as to any Lender, such Lender's Pro Rata Percentage of $150,000,000, as set forth opposite such Lender's name under the heading "Line of Credit A Loan Commitments" on Schedule A, subject to Assignment and Acceptance in accordance with Section 10.23, and as such amount may be reduced or terminated from time to time pursuant to Sections 2.3(c), 2.8 or 9.1; and "LINE OF CREDIT A LOAN COMMITMENTS" shall mean collectively, the Line of Credit A Loan Commitments for all the Lenders.

      "LINE OF CREDIT B LOAN COMMITMENT" shall mean as to any Lender, such Lender's Pro Rata Percentage of $50,000,000, as set forth opposite such Lender's name under the heading " Line of Credit B Loan Commitments" on Schedule A, subject to Assignment and Acceptance in accordance with Section 10.23, and as such amount may be reduced or terminated from time to time pursuant to Sections 2.3(c), 2.8 or 9.1; and "LINE OF CREDIT B LOAN COMMITMENTS" shall mean collectively, the Line of Credit B Loan Commitments for all the Lenders.

      "LINE OF CREDIT A LOAN LIABILITIES" shall mean all of the Liabilities other than: (a) the LC Obligations; and (b) the principal and interest owing under the Line of Credit B.

      "LINE OF CREDIT B LOAN LIABILITIES" shall mean the principal and interest owing under the Line of Credit B.

      "MARGIN ACCOUNTS" shall mean, collectively, all Commodity Accounts and all Commodity Contracts maintained by Borrower and its consolidated subsidiaries with respect to Hedged Inventory.

      "MATURED DEFAULT" shall mean the occurrence or existence of any one or more of the following events: (a) Borrower fails to pay any principal pursuant to any of the Financing Agreements on the day such principal becomes due or is declared due or Borrower fails to pay any interest pursuant to any of the Financing Agreements on or before five (5) days after such interest becomes due or is declared due; (b) Borrower fails to pay any of the Liabilities (other than principal and interest) on or before ten (10) days after such Liabilities become due or are declared due; (c) a Change of Control shall occur; (d) Borrower or any consolidated subsidiary of Borrower fails or neglects to perform, keep or observe any of the covenants, conditions, promises or agreements contained in this Agreement or in any of the other Financing

Agreements (other than those covenants, conditions, promises and agreements referred to or covered in (a), (b), and (c) above), and such failure or neglect continues for more than thirty (30) days after such failure or neglect first occurs; (e) the Available Amount or the Borrowing Base Limit, as calculated in accordance with the definitions thereof, result in a negative amount; (f) any warranty or representation at any time made by or on behalf of Borrower in connection with this Agreement or any of the other Financing Agreements is untrue or incorrect in any material respect, or any schedule, certificate, statement, report, financial data, notice, or writing furnished at any time by or on behalf of Borrower to the Agent or any other Lender is untrue or incorrect in any material respect on the date as of which the facts set forth therein are stated or certified; (g) a judgment in excess of $5,000,000 is rendered against Borrower or any guarantor of any of the Liabilities and such judgment remains unsatisfied or un-discharged and in effect for sixty (60) consecutive days without a stay of enforcement or execution, provided, however, that this clause
(g) shall not apply to any judgment for which Borrower is fully insured (through insurance policies and/or self insurance reserves); (h) all or any material part of the assets of Borrower or any guarantor of any of the Liabilities come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (i) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed against Borrower or any guarantor of any of the Liabilities and such proceeding is not dismissed within thirty (30) days of the date of its filing, or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by Borrower or any guarantor of any of the Liabilities, or Borrower or any guarantor of any of the Liabilities makes an assignment for the benefit of creditors; (j) Borrower or any guarantor of any of the Liabilities voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated; (k) Borrower or any consolidated subsidiary of Borrower is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency or by the termination or expiration of any permit or license, from conducting all or any material part of its business affairs; (l) Borrower or any guarantor of any of the Liabilities fails to make any payment due or otherwise defaults on any other obligation for borrowed money and the effect of such failure or default is to cause or permit the holder of such obligation or a trustee to cause such obligation to become due prior to its date of maturity;
(m) any guarantor of any of the Liabilities asserts the invalidity of their guaranty, purports to terminate their guaranty or purports to limit the application thereof to then existing Liabilities; or (n) the Agent, at any time reasonably determines that the Lenders are insecure with respect to the prompt payment of all or any part of the Liabilities, or that such change has occurred in the condition or affairs (financial or otherwise) of Borrower or any of Borrower's Affiliates as, in the reasonable opinion of the Agent, materially affects Borrower's ability to make prompt payment on the Liabilities.

      "MATURITY DATE" shall mean, as applicable, the earlier of: (a) as to the Swing Line or the Line of Credit A, October 29, 2003; (b) as to the Line of Credit B and LC Obligations, October 30, 2005; and (c) in all cases, the earlier date of termination in whole of the Commitments pursuant to Sections 2.3(c), 2.8 or 9.1.

      "NOTE" or "NOTES" shall mean any one of the Line of Credit A Notes or the Line of Credit B Notes or all of the Line of Credit A Notes or the Line of Credit B Notes, respectively.

      "PERSON" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, provincial, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof).

      "PRIME RATE" shall mean the prime rate announced by the Agent from time to time, which is a base rate that the Agent from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans which make reference thereto. The Prime Rate is not necessarily the lowest rate offered by the Agent. With respect to Base Rate Loans, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced by the Agent or with each change in the Federal Funds Rate, as the case may be.

      "PRODUCER PAYABLES" shall mean all amounts at any time payable by Borrower and its consolidated subsidiaries for the purchase of Inventory.

      "PROPERTY" shall mean those premises owned or operated by Borrower and its consolidated subsidiaries.

      "PRO RATA PERCENTAGE" shall mean with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be sum of the amount of such Lender's Line of Credit A Loan Commitment and Line of Credit B Loan Commitment, respectively, and the denominator of which shall be the aggregate amount of all the Line of Credit A Loan Commitments and Line of Credit B Loan Commitments of the Lenders, respectively, as adjusted from time to time in accordance with Section 10.23.

      "REQUIRED LENDERS" shall mean, at any time Lenders holding in the aggregate at least fifty one percent (51%) of the aggregate amount of all of the Lenders' Commitments.

      "STANDBY LETTER OF CREDIT" shall mean any standby letter of credit issued for the account of Borrower under this Agreement and shall be deemed to include any Direct Pay Letter of Credit.

      "TANGIBLE NET WORTH" shall mean, as of any particular date, (a) Borrower's consolidated net worth, (b) minus the consolidated book value of Borrower's intangible assets, (c) plus the consolidated book amount of Borrower's deferred income.

      "TOTAL ADJUSTED FUNDED DEBT" shall mean as of any particular date (a) Borrower's consolidated long term debt, (b) plus the current maturities of Borrower's consolidated long term debt, (c) plus, to the extent not included in
a. or b., the Liabilities, (d) minus, to the extent included in a. or b., non-recourse debt, (e) minus the Base Amount for Grain.

      "TYPE" shall mean, with respect to any Loan, whether such Loan is a Base Rate Loan or a LIBOR Rate Loan.

      "WORKING CAPITAL" shall mean as of any particular date, (a) Borrower's consolidated current assets, (b) minus Borrower's consolidated current liabilities.

      1.2 INDEX TO OTHER DEFINITIONS. When used herein, the following capitalized terms shall have the meanings given in the indicated portions of this Agreement:

TERM                         LOCATION
----                         --------
Advance, Advances            Section 2.1.5
Agreement                    introduction
Application                  Section 2.1.4
Assignee                     Section 10.23
Assignment and Acceptance    Section 10.23
Base Amount for Grain        Exhibit 1A (Borrowing Base Computation)
Beneficiary                  Section 2.1.4
Benefit Plans                Section 6.20
Borrower                     introduction
Code                         Section 1.4
Commercial LC Fee            Section 2.5(d)
Commitment Fees              Section 2.5(c)
Compliance Certificate       Section 7.1
Default Rate                 Section 2.2(c)
Eligible Accounts            Section 3.1
Eligible Inventory           Section 3.2
Environmental Laws           Section 6.10
Equalization Transfer        Section 2.1.5
ERISA                        Section 6.20
Excess                       Section 10.24
Lenders                      introduction
Line of Credit A             Section 2.1.2
Line of Credit A Advances    Section 2.1.2
Line of Credit A Notes       Section 2.1.2
Line of Credit B             Section 2.1.3
Line of Credit B Advances    Section 2.1.3
Line of Credit B Notes       Section 2.1.3
Loan Account                 Section 2.6
Loan, Loans                  Section 2.1.5
Purchasing Lender            Section 2.1.5
Replacement Candidate        Section 10.32
Securities Act               Section 10.33
Selling Lender               Section 2.1.5
Standby LC Fee               Section 2.5(d)
Swing Line                   Section 2.1.1

Swing Line Advances          Section 2.1.1
Taxes                        Section 10.22
UCP                          Section 2.1.4

      1.3 ACCOUNTING TERMS. Any accounting terms used in this Agreement which are not specifically defined in this Agreement shall have the meanings customarily given them in accordance with GAAP, as consistently applied as of the date of this Agreement.

      1.4 OTHERS DEFINED IN COLORADO UNIFORM COMMERCIAL CODE. All other terms contained in this Agreement (which are not specifically defined in this Agreement) shall have the meanings set forth in the Uniform Commercial Code of Colorado ("CODE") to the extent the same are used or defined therein, specifically including, but not limited to the following: Chattel Paper, Commercial Tort Claims, Commodity Accounts, Commodity Contracts, Electronic Chattel Paper, Goods, Instruments, Investment Property, Letter of Credit Rights, General Intangibles, Payment Intangibles, Securities Accounts and Tangible Chattel Paper.

      2 LOANS, LETTERS OF CREDIT AND FEES.

      2.1 LOANS AND LETTERS OF CREDIT. Subject to all of the terms and conditions contained in this Agreement, the Agent and the Lenders severally and not jointly agree to make the following extensions of credit to or for the benefit of Borrower:

      2.1.1 SWING LINE. The Agent agrees to make advances ("SWING LINE ADVANCES") to Borrower from time to time on any one or more Business Days from and after the date of this Agreement, upon Borrower's written (including facsimile) notice or oral notice followed by written (including facsimile) confirmation, given by Borrower to the Agent not later than 12:00 noon (local time in Denver) on the Business Day of any proposed Advance, through and including the Maturity Date, in amounts up to the lesser of: (a) Twenty Million Dollars ($20,000,000) minus the outstanding Swing Line Advances; or (b) the Available Amount A ("SWING LINE"). The Swing Line Advances shall be evidenced by and repayable in accordance with the terms of Borrower's Line of Credit A Note to the Agent. The Agent, upon the written approval of the Required Lenders, may elect to make Swing Line Advances to Borrower in excess of the dollar amount stated above (but not in excess of the Available Amount), and any such Swing Line Advances shall also be governed by the terms hereof.

      2.1.2 LINE OF CREDIT A. Each Lender severally agrees to make advances ("LINE OF CREDIT A ADVANCES") to Borrower from time to time on any one or more Business Days from and after the date of this Agreement (through the Agent as set forth in Section 2.1.5 or Section 2.2(f)), upon Borrower's written (including facsimile) notice or oral notice followed by written (including facsimile) confirmation, given by Borrower to the Agent not later than 12:00 noon (local time in Denver) on the third Business Day prior to the date of any proposed LIBOR Rate Loan or upon Borrower's written (including facsimile) notice or oral notice followed by written (including facsimile) confirmation, given by Borrower to the Agent not later than 12:00 noon (local time in Denver) on the first Business Day prior to the date of any proposed Base Rate Loan, up to an aggregate principal amount not exceeding each such Lender's Pro Rata Percentage of the Available Amount A on such Business Day through the Maturity Date, in aggregate amounts up to the Available Amount A ("LINE OF CREDIT A"). The Line of Credit A Advances shall be evidenced by and repayable in accordance with the terms of Borrower's promissory notes to each of the Lenders ("LINE OF CREDIT A NOTES"), the form of which is attached as Exhibit 2A.

      2.1.3 LINE OF CREDIT B. Each Lender severally agrees to make advances ("LINE OF CREDIT B ADVANCES") to Borrower from time to time on any one or more Business Days from and after the date of this Agreement (through the Agent as set forth in Section 2.1.5 or Section 2.2(f)), upon Borrower's written (including facsimile) notice or oral notice followed by written (including facsimile) confirmation, given by Borrower to the Agent not later than 12:00 noon (local time in Denver) on the third Business Day prior to the date of any proposed LIBOR Rate Loan or upon Borrower's written (including facsimile) notice or oral notice followed by written (including facsimile) confirmation, given by Borrower to the Agent not later than 12:00 noon (local time in Denver) on the first Business Day prior to the date of any proposed Base Rate Loan, up to an aggregate principal amount not exceeding each such Lender's Pro Rata Percentage of the Available Amount B on such Business Day through the Maturity Date, in aggregate amounts up to the Available Amount B ("LINE OF CREDIT B"). The Line of Credit B Advances shall be evidenced by and repayable in accordance with the terms of Borrower's promissory notes to each of the Lenders ("LINE OF CREDIT B NOTES"), the form of which is attached as Exhibit 2B.

      2.1.4 LETTERS OF CREDIT.

      (a) The Agent further agrees to issue or cause to be issued by a Lender, Letters for Borrower's account for any purpose acceptable to the Agent in its reasonable discretion (the Agent or such Lender thereby becoming an Issuer), with an expiration date not later than the earlier of (a) one year after the date of issuance, or (b) the fifth day prior to the Maturity Date, in amounts up to the lesser of: (y) Twenty Five Million Dollars ($25,000,000) minus the then outstanding LC Obligations; or (z) the Available Amount B, for the benefit of one or more beneficiaries to be named by Borrower (the "BENEFICIARY", whether one or more), in form and substance acceptable to the Beneficiary. Letters which provide for an automatic extension of the expiration date may not automatically extend for more than one year at each extension and shall, in the sole discretion of the Agent, not be allowed to automatically extend to a date later than the fifth day prior to the Maturity Date. In order to effect the issuance of each Letter, Borrower shall deliver to the Agent a letter of credit application (the "APPLICATION") not later than 11:00 a.m. (Denver time), five
(5) Business Days prior to the proposed date of issuance of the Letter. The Application shall be duly executed by a responsible officer of Borrower, shall be irrevocable and shall (i) specify the day on which such Letter is to be issued (which shall be a Business Day), and (ii) be accompanied by a certificate executed by a responsible officer setting forth calculations evidencing availability for the Letter and stating that all conditions precedent to such issuance have been satisfied. Each Letter shall (i) provide for the payment of drafts presented for honor thereunder by the beneficiary in accordance with the terms thereof, when such drafts are accompanied by the documents described in the Letter, if any, and (ii) to the extent not inconsistent with the express terms hereof or the applicable Application, be subject to the

Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (together with any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuer, the "UCP"), and shall, as to matters not governed by the UCP, be governed by, and construed and interpreted in accordance with, the laws of the State in which the Issuer resides.

      (b) Upon the issuance date of each Letter, the Agent shall be deemed, without further action by any party hereto, to have sold to each other Lender, and each other Lender shall be deemed, without further action by any party hereto, to have purchased from the Agent, a participation, to the extent of such Lender's Pro Rata Percentage, in the Letter, the obligations thereunder and in the reimbursement obligations of Borrower due in respect of drawings made under the Letter. If requested by the Agent, the other Lenders will execute any other documents reasonably requested by the Agent to evidence the purchase of such participation.

      (c) If Issuer has received documents purporting to draw under a Letter that Issuer believes conform to the requirements of the Letter, or if Issuer has decided that it will comply with Borrower's written or oral request of authorization to pay a drawing on any Letter that Issuer does not believe conforms to the requirements of the Letter, Issuer or the Agent will notify Borrower of that fact. An amount equal to the amount of such drawing shall be paid by Borrower on the date such drawing is made. The obligation of Borrower to repay the Agent for any Advance made to fund such reimbursement, shall be absolute, unconditional and irrevocable, shall continue for so long as any LC Obligation is outstanding notwithstanding any termination of this Agreement, and shall be paid strictly in accordance with the terms of this Agreement, notwithstanding any of the following:

      (i)   Any lack of validity or enforceability of any Letter or LC
            Obligation;

      (ii) The existence of any claim, setoff, defense or other right which Borrower may have or claim at any time against any beneficiary, transferee or holder of any Letter (or any Person for whom any such beneficiary, transferee or holder may be acting), Issuer or any other Person, whether in connection with a Letter, this Agreement, the transactions contemplated hereby, or any unrelated transaction; or

      (iii) Any statement or any other document presented under any Letter proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatever so long as such statement or document appeared to comply with the terms of the Letter.

      (d) None of Issuer, the Lenders or any of the officers, directors or employees of any of them shall be liable or responsible for, and the obligations of Borrower to Issuer and the Lenders shall not be impaired by:

      (i) The use that may be made of any Letter or for any acts or omissions of any beneficiary, transferee or holder thereof in connection therewith;

      (ii) The validity, sufficiency or genuineness of documents, or of any endorsements thereon, even if such documents or endorsements should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged so long as such statement or document appeared to comply with the terms of the Letter;

      (iii) The acceptance by Issuer of documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; or

      (iv) Any other action of Issuer in making or failing to make payment under any Letter if in good faith and in conformity with applicable U.S. or foreign laws, regulations or customs.

      (e) Notwithstanding the foregoing, Borrower shall have a claim against Issuer and the Agent, and Issuer and/or the Agent shall be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by Borrower which Borrower proves were caused by Issuer's or the Agent's willful misconduct or gross negligence in determining whether documents presented under any Letter comply with the terms thereof.

      (f) If any Letter is issued and outstanding on the Maturity Date, Borrower shall deposit with the Agent, for the ratable benefit of the Lenders and the
Issuer: (i) cash collateral, or (ii) a backup letter of credit issued to the Agent and acceptable to the Lenders, in either case, in an amount equal to the LC Obligations relating to such Letter.

      2.1.5 EQUALIZATION TRANSFERS.

      (a) The Swing Line Advances, the Line of Credit A Advances and the Line of Credit B Advances (collectively "ADVANCES" and individually, an "ADVANCE") shall also sometimes collectively be referred to in each case as a "LOAN" and collectively the "LOANS". It is anticipated that on each Business Day Borrower may wish to borrow and repay Loans. To the extent possible, these Loans will be made by under the Swing Line. To minimize the number of transfers of funds to and from the Lenders resulting from such borrowings and repayments, the Agent may fund daily Loans for the accounts of the Lenders and apply daily repayments of Loans to the accounts of the Lenders, other than according to the Lenders' Pro Rata Percentages (i.e., without receiving from the other Lenders their Pro Rata Percentage of a Loan on the date of disbursement thereof or without paying the other Lenders their Pro Rata Percentage of a repayment of a Loan on the date of payment thereof), provided however, that no such Loan shall be made and no repayment of a Loan shall be applied other than according to the Lenders' Pro Rata Percentages, if: (i) at the time of such Loan or repayment the Agent has actual knowledge of a Matured Default, or (ii) after giving effect to the requested Loan or after applying the repayment, the absolute value of the amount that would have to be reallocated to make the Loans held according to the Lenders' Pro Rata Percentages, would exceed $20,000,000; or (iii) after giving effect to the requested Loan, the Agent would hold at the end of any Business Day, (A) Loans under the Line of Credit B exceeding its Line of Credit B Loan Commitment or (B) Loans under the Swing Line and the Line of Credit A exceeding its Line of Credit A Loan Commitment plus $20,000,000.

      (b) At any time in the discretion of the Agent and in any event as of the end of the first Business Day of each week if the outstanding Loans are not held according to the Lenders' Pro Rata Percentages, by reason of Swing Line Advances by the Agent or otherwise, the Agent shall give notice to the Lenders of the amount of funds to be transferred from the Agent to the Lenders, or from the Lenders to the Agent, or from one Lender to another, as the case may be (each such transfer, an "EQUALIZATION TRANSFER") required to cause the Loans to be held by the Lenders according to their Pro Rata Percentages. On the next Business Day following such notice the necessary Equalization Transfers shall be made in Immediately Available Funds not later than 11:00 a.m. (local time in Denver); provided, however, Equalization Transfers necessary to avoid the event described in Section 2.1.5(a)(iii) shall be made on the same Business Day.

      (c) Except as provided in Section 2.1.5(d), any Equalization Transfer by the Lenders to the Agent shall be deemed to constitute Loans by such Lenders to Borrower and repayments by Borrower of Loans held by the Agent, and any Equalization Transfer by the Agent to the Lenders shall be deemed to constitute Loans by the Agent to Borrower and repayments of Loans held by the Lenders.

      (d) In the event that on the date on which any Equalization Transfer is required to be made pursuant to Section 2.1.5(b), a Matured Default of the type described in clause (i) of the definition thereof shall have occurred and be continuing, any Equalization Transfer by the Lenders to the Agent, and any Equalization Transfer by the Agent to the Lenders shall be deemed to constitute a purchase by the Lenders or the Agent, as the case may be, of a direct interest, in the amount of such Equalization Transfer, in outstanding Loans of the Lenders to Borrower, to the end that each of the Lenders shall have an interest therein equal to their respective Pro Rata Percentages as of the date of occurrence of such Matured Default.

      (e) At any time after any Lender (a "SELLING LENDER") has received any Equalization Transfer that constitutes a purchase by any other Lender (a "PURCHASING LENDER") of a direct interest in such Selling Lender's Loans pursuant to Section 2.1.5(d), if such Selling Lender receives any payment on account of its Loans, such Selling Lender will distribute to such Purchasing Lender its proportionate share of such payment (appropriately adjusted in the case of interest payments, to reflect the period of time during which such Purchasing Lender's direct interest was outstanding and funded); provided however, that in the event that such payment received by such Selling Lender is required to be returned, such Purchasing Lender will return to such Selling Lender any portion thereof previously distributed to it by such Selling Lender.

      (f) Each Lender's obligation to make Equalization Transfers pursuant to
Section 2.1.5(b) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Agent or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Default or a Matured

Default or the termination of the Commitments; (iii) any adverse change in the condition (financial or otherwise) of Borrower or any other Person; (iv) any breach of this Agreement by Borrower or any other Lender, including without limitation, any other Lender's failure to make any Equalization Transfer; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      2.2 PAYMENT OF PRINCIPAL AND INTEREST; DEFAULT RATE. The principal amount outstanding under the Line of Credit A Notes and the Line of Credit B Notes shall be due and payable on the Maturity Date. Loans under the Swing Line shall be Daily Reset LIBOR Rate Loans. Loans under the Line of Credit A and Line of Credit B may, at the option of Borrower, be Base Rate Loans or LIBOR Rate Loans. Each request for LIBOR Rate Loans shall be in a minimum amount of $1,000,000 and an integral multiple of $1,000,000 and shall be subject to the restrictions set forth in the definition of Interest Period and the other restrictions set forth in this Section 2.2. Borrower shall pay interest on the unpaid principal amount of each Loan made by each Lender from the date of such Loan until such principal amount shall be paid in full, at the times and at the rates per annum set forth below:

      (a) So long as no Matured Default has occurred or is continuing, during such periods as such Loan is a Daily Reset LIBOR Rate Loan, a rate per annum equal to the lesser of (i) the sum of the Daily Reset LIBOR Rate in effect from time to time plus the Applicable Margin and (ii) the Highest Lawful Rate, payable monthly in arrears on the first day of each month commencing November 1, 2002, and on the Maturity Date, which interest shall be paid by an Agent initiated Advance pursuant to Section 2.1, without prior demand by the Agent.

      (b) So long as no Matured Default has occurred or is continuing, during such periods as such Loan is a Base Rate Loan, a rate per annum equal to the lesser of (i) the sum of the Base Rate in effect from time to time plus the Applicable Margin and (ii) the Highest Lawful Rate, payable monthly in arrears on the first day of each month commencing November 1, 2002, and on the Maturity Date, which interest shall be paid by an Agent initiated Advance pursuant to
Section 2.1, without prior demand by the Agent.

      (c) So long as no Matured Default has occurred or is continuing, during such periods as such Loan is a LIBOR Rate Loan, a rate per annum during each day of each Interest Period for such Loan equal to the lesser of (i) the sum of the LIBOR Rate for such Interest Period for such Loan plus the Applicable Margin and
(ii) the Highest Lawful Rate, payable in arrears on the last day of the Interest Period in respect of such LIBOR Rate Loan, and, if the Interest Period with respect to such LIBOR Rate Loan exceeds three months, the day which is three months after the making of such LIBOR Rate Loan, which interest shall be paid by an Agent initiated Advance pursuant to Section 2.1, without prior demand by the Agent.

      (d) After the occurrence of a Matured Default and for so long as such Matured Default is continuing, the Agent may (upon the direction of the Required Lenders) notify Borrower that any and all amounts due hereunder, under the Notes or under any other Financing Agreement, whether for principal, interest (to the extent permitted by applicable law), fees, expenses or otherwise, shall bear interest, from the date of such notice by the Agent and for so long as such Matured Default continues, payable on demand, at a rate per annum (the "DEFAULT RATE") equal to the lesser of (i)(A) with respect to a Daily Reset LIBOR Rate Loan, the sum of two percent (2.0%) per annum plus the Daily Reset LIBOR Rate in effect from time to time plus the Applicable Margin; (B) with respect to a Base Rate Loan, the sum of two percent (2.0%) per annum plus the Base Rate in effect from time to time plus the Applicable Margin; or (C) with respect to a LIBOR Rate Loan, the sum of two percent (2.0%) per annum plus the LIBOR Rate then in effect for such LIBOR Rate Loan plus the Applicable Margin; or (ii) the Highest Lawful Rate.

      (e) All computations of interest pursuant to this Section 2.2 shall be made by the Agent with respect to all Loans on the basis of a year of 360 days, unless the foregoing would result in a rate exceeding the Highest Lawful Rate, in which case such computations shall be based on a year of 365 or 366 days, as the case may be. Interest with respect to all Loans, whether based on a year of 360, 365 or 366 days, shall be charged for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.

      (f) Borrower may on any Business Day, upon Borrower's written (including facsimile) notice or oral notice followed by written (including facsimile) confirmation, given by Borrower to the Agent not later than 12:00 noon (local time in Denver) on the third Business Day prior to the date of any proposed interest conversion or rollover, (a) convert Loans of one Type into Loans of another Type, or (b) continue or rollover existing LIBOR Rate Loans; provided however, (i) with respect to any conversion into or rollover of a LIBOR Rate Loan, no Default or Matured Default shall have occurred and be continuing, and
(ii) any continuation or rollover of LIBOR Rate Loans for the same or a different Interest Period or into Base Rate Loans, shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Loans. Each such notice of interest conversion shall specify therein the requested (x) date of such conversion, (y) the Loans to be converted and whether such Loans constitute LIBOR Rate Loans, and (z) if such interest conversion is into Loans constituting LIBOR Rate Loans, the duration of the Interest Period for each such Loan. The Agent shall promptly deliver a copy thereof to each Lender. Each such notice shall be irrevocable and binding on Borrower. If Borrower shall fail to give a notice of interest conversion with respect to any LIBOR Rate Loan as set forth above, such Loan shall automatically convert to a Base Rate Loan on the last day of the Interest Period with respect thereto. The provisions of this Section 2.2(f) shall also apply to initial Advances made as LIBOR Rate Loans.

      2.3 PREPAYMENTS; TERMINATION OF THE COMMITMENTS.

      (a) Borrower may at any time prepay the outstanding principal amount of any Loan, in either case in whole or in part, in accordance with this Section
2.3. With respect to any prepayment, Borrower shall give prior written notice of any such prepayment to the Agent, which notice shall state the proposed date of such prepayment (which shall be a Business Day), the Loans to be prepaid and the aggregate amount of the prepayment, and which notice shall be delivered to the Agent not later than 12:00 noon (local time in Denver): (a) with respect to any Loan which is a Base Rate Loan, on the date of the proposed prepayment, and (b) with respect to any Loan which is a LIBOR Rate Loan, three (3) Business Days prior to the date of the proposed prepayment. All prepayments of Base Rate Loans shall be without premium. All prepayments of LIBOR Rate Loans shall be made together with accrued and unpaid interest (if any) to the date of such prepayment on the principal amount prepaid without premium thereon, provided however, that losses, costs or expenses incurred by any Lender as described in Section 2.3(b) shall be payable with respect to each such prepayment. All notices of prepayment shall be irrevocable and the payment amount specified in each such notice shall be due and payable on the prepayment date described in such notice, together with, in the case of LIBOR Rate Loans, accrued and unpaid interest (if any) on the principal amount prepaid and any amounts due under Section 2.3(b). Borrower shall have no optional right to prepay the principal amount of any LIBOR Rate Loan other than as provided in this Section 2.3.

      (b) Borrower will indemnify each Lender against, and reimburse each Lender on demand for, any loss, cost or expense incurred or sustained by such Lender (including without limitation, any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Rate Loan and/or loss of net yield) as a result of
(a) any payment, conversion, rollover, or prepayment of all or a portion of any LIBOR Rate Loan on a day other than the last day of an Interest Period for such LIBOR Rate Loan, (b) any payment, conversion, rollover or prepayment (whether required hereunder or otherwise) of such Lender's Loan made after the delivery of a notice of borrowing delivered pursuant to Section 2.2 (whether oral or written) but before the proposed date for such LIBOR Rate Loan if such payment or prepayment prevents the proposed borrowing from becoming fully effective, (c) after receipt by the Agent of a notice of borrowing delivered pursuant to
Section 2.2, the failure of any Loan to be made or effected by such Lender due to any condition precedent to a borrowing not being satisfied or due to any other action or inaction of Borrower or (d) any rescission of a notice of borrowing delivered pursuant to Section 2.2 or a notice of interest conversion delivered pursuant to Section 2.2. Any Lender demanding payment under this
Section 2.3 shall deliver to Borrower and the Agent a statement reasonably setting forth the amount and manner of determining such loss, cost or expense, which statement shall be conclusive and binding for all purposes, absent manifest error. Compensation owing to a Lender as a result of any such loss, cost or expense resulting from a payment, prepayment, conversion or rollover of a LIBOR Rate Loan shall include without limitation, an amount equal to the sum of (i) the amount of the net yield that, but for such event, such Lender would have earned for the remainder of the applicable Interest Period plus (ii) any expense incurred by such Lender. Notwithstanding any provision herein to the contrary, each Lender shall be entitled to fund and maintain its funding of all of any part of the LIBOR Rate Loans in any manner it elects; it being understood, however, that all determinations hereunder shall be made as if the Lender had actually funded and maintained each LIBOR Rate Loan during the Interest Period for such Loan through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period (whether or not the Lender shall have granted any participations in such Loans).

      (c) Borrower shall have the right, upon at least five Business Days' written notice to the Lenders, to terminate the Line of Credit A Loan Commitments, (i) in whole (subject to the last sentence of this Section 2.3(c)) or (ii) in part, in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, but not to an amount less than $80,000,000. Provided, however, that any such termination shall be accompanied, (i) in the case of a termination in whole, by payment of the Line of Credit A Loan Liabilities in full, or (ii) in the case of a partial termination, payment of the Line of Credit A Loan Liabilities to the extent necessary to cause the Available Amount A to be not less than zero. Any partial reduction of the Line of Credit A Loan Commitments pursuant to this Section 2.3(c) shall result in a reduction pro-rata of the Line of Credit A Loan Commitments of each of the Lenders. Borrower shall have the right, upon at least five Business Days' written notice to the Lenders, to terminate the Line of Credit B Loan Commitments, (i) in whole, or (ii) in part, in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, but not to an amount less than $20,000,000. Provided, however, that any such termination shall be accompanied,
(i) in the case of a termination in whole, by payment of the Line of Credit B Loan Liabilities in full and the return or cash coverage of any Letter then outstanding, or (ii) in the case of a partial termination, payment of the Line of Credit B Loan Liabilities to the extent necessary to cause the Available Amount B to be not less than zero. Any partial reduction of the Line of Credit B Loan Commitments pursuant to this Section 2.3(c) shall result in a reduction pro-rata of the Line of Credit B Loan Commitments of each of the Lenders. In the event Borrower elects to terminate the Line of Credit A Loan Commitments in whole as set forth in this Section 2.3(c), then Borrower shall also terminate the Line of Credit B Loan Commitments in whole as set forth in this Section 2.3(c).

      2.4 PURPOSE. The purpose of the Line of Credit A and the Line of Credit B is to provide funds for the general working capital purposes of Borrower and its consolidated subsidiaries.

      2.5 LOAN AND LETTER OF CREDIT FEES.

      (a) AGENT'S FEE. Borrower agrees to pay to the Agent, in respect of its administrative duties hereunder: a one time arranger fee on the Closing Date; an annual agent's fee on the Closing Date and on each anniversary date to the Maturity Date; and one time fronting fees from time to time in respect of the initial issuance of Letters, all in amounts as set forth in the Agent's Letter. Each of the Agent's fees shall be fully earned on the date they become payable and if not paid timely by Borrower, at the option of the Agent, shall be paid by Advances pursuant to Section 2.1, without prior demand by the Agent. No Persons other than the Agent shall have any interest in any such Agent's fees.

      (b) INITIAL COMMITMENT FEES. Borrower agrees to pay to the Agent for distribution to the Lenders, including the Agent the one time initial commitment fees in amounts as set forth in the Agent's Letter. Each of these fees shall be fully earned and if not paid timely by Borrower, at the option of the Agent, shall be paid by Advances pursuant to Section 2.1, without prior demand by the Agent.

      (c) QUARTERLY COMMITMENT FEES. Borrower agrees to pay to the Agent for distribution to the Lenders (based on their respective Pro Rata Percentages) quarterly commitment fees ("COMMITMENT FEES") from the Closing Date to the Maturity Date, calculated using the then applicable rates per annum set forth in the definition of Applicable Margin, and applied to the daily average of the Line of Credit A Loan Commitments and the Line of Credit B Loan Commitments, respectively. The quarterly Commitment Fees shall be due and payable in arrears with respect to the prior quarter on the first day of each January, April, July and October hereafter through the Maturity Date. Pro-rated Commitment Fees shall be due and payable on the first day of the quarter following the Closing Date and on the Maturity Date. The quarterly Commitment Fees shall be fully earned as they accrue and if not paid timely by Borrower, at the option of the Agent, shall be paid by Advances pursuant to Section 2.1, without prior demand by the Agent.

      (d) LETTER OF CREDIT FEES. Borrower agrees to pay to the Agent, for distribution to the Lenders (based on their respective Pro Rata Percentages), a quarterly fees ("COMMERCIAL LC FEES" and "STANDBY LC FEES", respectively), payable in arrears with respect to the prior quarter on the first day of each January, April, July and October, in respect of each Letter issued hereunder, calculated using the then applicable rates per annum set forth in the definition of Applicable Margin, and applied to daily average face amounts of all Letters outstanding during such quarter, respectively. Borrower shall also pay to the Agent for the account of the Issuer issuing any Letter, the normal and customary processing fees charged by such Issuer in connection with the issuance of or drawings under each such Letter. Commercial LC Fees, Standby LC Fees and related processing fees shall be fully earned as they accrue and if not paid timely by Borrower, at the option of the Agent, shall be paid by Advances pursuant to
Section 2.1, without prior demand by the Agent.

      (e) CALCULATION OF FEES. The fees payable under this Section 2.5 which are based on an annual percentage rate shall be calculated by the Agent on the basis of a 360-day year, for the actual days (including the first day but excluding the last day) occurring in the period for which such fee is payable. Each determination by the Agent of fees payable under this Section 2.5 shall be conclusive and binding for all purposes, absent manifest error.

      (f) FEES NOT INTEREST. The fees described in this Agreement represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention, or forbearance of money, and the obligation of Borrower to pay each fee described herein shall be in addition to, and not in lieu of, the obligation of Borrower to pay interest, other fees described in this Agreement, and expenses otherwise described in this Agreement. Fees shall be payable when due in Dollars and in Immediately Available Funds. All fees shall be non-refundable.

      2.6 BORROWER'S LOAN ACCOUNT. The Agent shall maintain a loan account ("LOAN ACCOUNT") on its books in which shall be recorded: (a) all Line of Credit A Advances made by the Agent to Borrower pursuant to this Agreement; (b) all Line of Credit B Advances made by the Agent to Borrower pursuant to this Agreement; (c) all receipts and disbursements from and to the other Lenders; (d) all payments made by Borrower; and (e) all other appropriate debits and credits as provided in this Agreement, including without limitation, all receipts of fees, charges, expenses and interest. All entries in Borrower's Loan Account shall be made in accordance with the Agent's customary accounting practices as in effect from time to time. Borrower promises to pay the amount reflected as owing by and under its Loan Account and all other obligations hereunder as such amounts become due or are declared due pursuant to the terms of this Agreement.

      2.7 STATEMENTS. All Advances to Borrower, and all other debits and credits provided for in this Agreement, shall be evidenced by entries made by the Agent in its internal data control systems showing the date, amount and reason for each such debit or credit. Until such time as the Agent shall have rendered to Borrower and the Lenders written statements of account, the balance in Borrower's Loan Account, as set forth on the Agent's most recent printout, shall be rebuttable presumptive evidence of the amounts due and owing the Lenders by Borrower and, as the case may be, by the Lenders to each other. On or about the last day of each calendar month, the Agent shall mail to Borrower a statement setting forth the balance of Borrower's Loan Account, including without limitation, principal, interest, expenses and fees. Each such statement shall be subject to subsequent adjustment by the Agent but shall, absent manifest errors or omissions, be presumed correct and binding upon Borrower and shall constitute an account stated unless, within sixty (60) days after receipt of any statement from the Agent, Borrower or a Lender shall deliver to the Agent written objection specifying the error or errors, if any, contained in such statement.

      2.8 TERMINATION OF AGREEMENT. Subject to and in accordance with Section 9.1, the Agent shall have the right, without notice to Borrower, to terminate the Commitments immediately upon a Matured Default. In addition, the Commitments shall be deemed immediately terminated and all of the Liabilities shall be immediately due and payable, without notice to Borrower, on the Maturity Date. In the event the Commitments are terminated, the remainder of this Agreement shall remain in full force and effect until the payment in full of the Liabilities and the termination of any Letters. Notwithstanding the foregoing, in the event that a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by or against Borrower or any guarantor of the Liabilities, or Borrower or any guarantor of the Liabilities makes an assignment for the benefit of creditors, the Commitments shall be deemed to be terminated immediately, and all the Liabilities shall be due and payable, without presentment, demand, protest or further notice (including without limitation, notice of intent to accelerate and notice of acceleration) of any kind, all of which are expressly waived by Borrower, provided, however, that in the event a proceeding against Borrower or any guarantor of the Liabilities is dismissed within sixty (60) days of the date of its filing then the Commitments shall be deemed to be reinstated as of the date the order of dismissal becomes final and the Agent is given notice thereof, and provided, however, the automatic reimbursement of the Issuer by the Lenders as provided for in this Agreement shall continue with respect to any post-petition drawings under any Letters. This Agreement shall terminate when the Commitments have terminated, any Letters issued hereunder have terminated and the Liabilities have been indefeasibly paid in full.

      3 BORROWING BASE.

      3.1 ELIGIBLE ACCOUNTS. The Agent shall have the right, in the exercise of the Agent's reasonable discretion, to determine whether Accounts are eligible for inclusion in the Borrowing Base at any particular time (such eligible accounts being referred to as "ELIGIBLE ACCOUNTS").

Without limiting the Agent's right to determine that Accounts do not constitute Eligible Accounts, the following Accounts shall not be Eligible Accounts: (a) all Accounts which are at that time unpaid for a period exceeding sixty (60) days after the original due date of the original invoice related thereto.

      3.2 ELIGIBLE INVENTORY. The Agent shall have the right, in the exercise of the Agent's reasonable discretion, to determine whether Inventory is eligible for inclusion in the Borrowing Base at any particular time (such eligible inventory being referred to as "ELIGIBLE INVENTORY"). Without limiting the Agent's right to determine that Inventory does not constitute Eligible Inventory, the following Inventory shall not be Eligible Inventory: (a) Inventory reasonably determined by the Agent to be out-of-condition or otherwise unmerchantable; or (b) Inventory for which a prepayment has been received.

      4 CONDITIONS TO ADVANCES.

      Notwithstanding any other provisions to the contrary contained in this Agreement, the making of Advances or the issuance of Letters provided for in this Agreement shall be conditioned upon the following:

      4.1 APPROVAL OF THE AGENT'S COUNSEL. Legal matters, if any, relating to any Advance shall have been reviewed by and shall be satisfactory to counsel for the Agent.

      4.2 COMPLIANCE. All representations and warranties contained in this Agreement shall be true on and as of the date of the making of each Advance as if such representations and warranties had been made on and as of such date, and no Default or Matured Default shall have occurred and be continuing or shall exist.

      4.3 DOCUMENTATION. Prior to the initial Advance, Borrower shall have executed and/or delivered to the Agent all of the documents listed on the List of Closing Documents attached as Exhibit 4A and Borrower's Borrowing Base Certificate setting forth the Borrowing Base as of the date of Borrower's request for the initial Advance or issuance of a Letter, in form and substance acceptable to the Agent.

      5 GUARANTIES.

      5.1 GUARANTIES. Borrower agrees to obtain, for the ratable benefit of the Lenders, the guaranty or guaranties of the following consolidated subsidiaries of Borrower: The Andersons Agriservices, Inc., The Andersons Lawn Fertilizer Division, Inc., The Andersons Agricultural Group, L.P. and The Andersons Technologies, Inc., the form of which is attached as Exhibit 5A.

      5.2 ADDITIONAL GUARANTIES. After the date of this Agreement, Borrower agrees to obtain, for the ratable benefit of the Lenders, the guaranty or guaranties of any consolidated subsidiary of Borrower that the Agent reasonably determines is a material subsidiary with regard to its assets or revenues from operations, the form of which is attached as Exhibit 5A.

      6 WARRANTIES.

      Borrower represents and warrants to the Lenders that:

      6.1 LITIGATION AND PROCEEDINGS. Except as set forth on Part 1 of Exhibit 6A and except for judgments and pending or threatened litigation, contested claims and governmental proceedings which are not, in the aggregate, material to Borrower's financial condition, results of operations or business, no judgments are outstanding against Borrower and its consolidated subsidiaries, nor is there pending or threatened any litigation, contested claim, or governmental proceeding by, against or with respect to Borrower and its consolidated subsidiaries.

      6.2 OTHER AGREEMENTS. Except as set forth on part 2 of Exhibit 6A, Borrower and its consolidated subsidiaries are not in default under any contract, lease or commitment to which Borrower or its consolidated subsidiaries are a party or by which Borrower and its consolidated subsidiaries are bound, except those which are not, in the aggregate, material to Borrower's financial condition, results of operations or business. Borrower knows of no dispute, except as set forth on part 2 of Exhibit 6A, relating to any contract, lease, or commitment of Borrower and its consolidated subsidiaries, except those which are not, in the aggregate, material to Borrower's financial condition, results of operations or business.

      6.3 LICENSES, PATENTS, COPYRIGHTS, TRADEMARKS AND TRADE NAMES. There is no action, proceeding, claim or complaint pending or threatened to be brought against Borrower or its consolidated subsidiaries by any Person which might jeopardize any of Borrower's or its consolidated subsidiaries interest in any licenses, patents, copyrights, trademarks, trade names or applications except those which are not, in the aggregate, material to Borrower's financial condition, results of operations or business.

      6.4 ENCUMBRANCES. Except as permitted under Section 8.1 and except as set forth on part 3 of Exhibit 6A, all of the property of Borrower and its consolidated subsidiaries is free and clear of all security interests, liens, claims and encumbrances. No Goods held by Borrower and its consolidated subsidiaries on consignment or under sale or return contracts have been represented to be Inventory and no amounts receivable by Borrower and its consolidated subsidiaries in respect of the sale of such Goods (except markups or commissions which have been fully earned by Borrower and its consolidated subsidiaries) have been represented to be Accounts. All Producer Payables which are owing to suppliers of any of the Inventory have been paid when due, other than those being contested in good faith by Borrower and its consolidated subsidiaries, and no Person to whom such Producer Payables are owed has demanded turnover of any Inventory or proceeds thereof. Borrower and its consolidated subsidiaries has adequate procedures in place to insure that Inventory purchased by Borrower and its consolidated subsidiaries is free of security interests in accordance with the Federal Food Security Act.

      6.5 LOCATION OF ASSETS; CHIEF EXECUTIVE OFFICE. The chief executive office of Borrower is located at 480 West Dussel Drive, Maumee, OH 43537. As of the execution of this Agreement, the books and records of Borrower are located at the chief executive office of

Borrower. If Borrower shall intend to make any change in any of such locations, Borrower shall notify the Agent at least 30 days prior to such change.

      6.6 TAX LIABILITIES. Borrower and its consolidated subsidiaries have filed all federal, state and local tax reports and returns required by any law or regulation to be filed by Borrower and its consolidated subsidiaries and they have either duly paid all taxes, duties and charges indicated to be due on the basis of such returns and reports or has made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. The reserves for taxes reflected on Borrower's consolidated balance sheet are adequate in amount for the payment of all liabilities for all taxes (whether or not disputed) of Borrower and its consolidated subsidiaries accrued through the date of such balance sheet. There are no material unresolved questions or claims concerning any tax liability of Borrower and its consolidated subsidiaries, except as described on part 4 of Exhibit 6A.

      6.7 INDEBTEDNESS. Except as contemplated by this Agreement, as disclosed on part 5 of Exhibit 6A and as disclosed on the financial statements identified in Section 6.13, Borrower has no other indebtedness, contingent obligations or liabilities, outstanding bonds, letters of credit or acceptances to any other Person or loan commitments from any other Person, other than accounts payable incurred in the ordinary course of business.

      6.8 AFFILIATES. Borrower and its consolidated subsidiaries have no Affiliates, other than their directors, officers, agents and employees and those Persons disclosed on part 6 of Exhibit 6A as updated from time to time by Borrower, and the legal relationship of Borrower and its consolidated subsidiaries to each such Affiliate is accurately and completely described thereon.

      6.9 ENVIRONMENTAL MATTERS. Except as disclosed on part 7 of Exhibit 6A,
(a) Borrower and its consolidated subsidiaries have not received any notice to the effect, or have any knowledge, that the Property or its operations are not in compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations ("ENVIRONMENTAL LAWS") or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which noncompliance or remedial action could have a material adverse effect on the business, operations, Property, assets or conditions (financial or otherwise) of Borrower and its consolidated subsidiaries; (b) there have been no releases of hazardous materials at, on or under the Property that, singly or in the aggregate could have a material adverse effect on the business, operations, Property, assets or conditions (financial or otherwise) of Borrower and its consolidated subsidiaries; (c) there are no underground storage tanks, active or abandoned, including without limitation petroleum storage tanks, on or under the Property that, singly or in the aggregate could have a material adverse effect on the business, operations, Property, assets or conditions (financial or otherwise) of Borrower and its consolidated subsidiaries; (d) Borrower and its consolidated subsidiaries have not directly transported or directly arranged for the transportation of any hazardous material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against Borrower and its consolidated subsidiaries for any remedial work, damage to natural resources or personal injury, including without limitation, claims under CERCLA; and (e) no conditions exist at, on or under the Property which, with the giving of notice, would rise to any material liability under any Environmental Laws.

      6.10 EXISTENCE. Borrower is a corporation duly organized and in good standing under the laws of the State of Ohio and Borrower and its consolidated subsidiaries are duly qualified to do business and are in good standing in all states where such qualification is necessary, except for those jurisdictions in which the failure so to qualify would not, in the aggregate, have a material adverse effect on Borrower's financial condition, results of operations or business.

      6.11 AUTHORITY. The execution and delivery by Borrower of this Agreement and all of the other Financing Agreements and the performance of Borrower's obligations hereunder and thereunder: (a) are within Borrower's powers; (b) are duly authorized by Borrower's board of directors; (c) are not in contravention of the terms of Borrower's articles or certificate of incorporation or code of regulations; (d) are not in contravention of any law or laws, or of the terms of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or any of Borrower's property is bound; (e) do not require any consent, registration or approval of any Governmental Authority or of any other Person, except such consents or approvals as have been obtained; (f) do not contravene any contractual restriction or Governmental Requirement binding upon Borrower; and (g) will not, except as contemplated or permitted by this Agreement, result in the imposition of any lien, charge, security interest or encumbrance upon any property of Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which Borrower is a party or by which Borrower or any of Borrower's property may be bound or affected. Borrower shall deliver to the Agent, upon the Agent's request therefor, a written opinion of counsel as to the matters described in the foregoing clauses (a) through (g).

      6.12 BINDING EFFECT. This Agreement and all of the other Financing Agreements set forth the legal, valid and binding obligations of Borrower and the guarantors of the Liabilities, respectively, and are enforceable against Borrower and the guarantors of the Liabilities, respectively, in accordance with their respective terms.

      6.13 CORRECTNESS OF FINANCIAL STATEMENTS. The consolidated financial statements delivered from time to time by Borrower to the Lenders present fairly the financial condition of Borrower and its consolidated subsidiaries, and have been prepared in accordance with GAAP consistently applied. Since the date of the most recent financial statements delivered to the Lenders, there has been no materially adverse change in the condition or operation of Borrower and its consolidated subsidiaries.

      6.14 EMPLOYEE CONTROVERSIES. Except as set forth on Part 1 of Exhibit 6A, there are no controversies pending or threatened between Borrower and its consolidated subsidiaries or any of their employees, other than employee grievances arising in the ordinary course of business or which are not, in the aggregate, material to Borrower's financial condition, results of operations or business.

      6.15 COMPLIANCE WITH LAWS AND REGULATIONS. Borrower and its consolidated subsidiaries are in compliance with all Governmental Requirements relating to the business operations and the assets of Borrower and its consolidated subsidiaries, except for Governmental Requirements, the violation of which would not have a material adverse effect on Borrower's financial condition, results of operations or business.

      6.16 ACCOUNT WARRANTIES. Except as disclosed to the Agent from time to time in writing, all Accounts which are at any time included in the Borrowing Base or which are reflected on Borrower's financial statements delivered to the Agent pursuant to Section 7.1 are genuine, in all respects what they purport to be, have not been reduced to any judgment, are evidenced by not more than one executed original agreement, contract or document, and represent undisputed, bona fide transactions completed in accordance with the terms and conditions of any related document; the Accounts have not been pledged, sold or assigned to any Person; and except as disclosed to the Agent from time to time in writing, Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility of any of the Accounts that in the aggregate are material in amount.

      6.17 INVENTORY WARRANTIES. Except as promptly disclosed to the Agent from time to time in writing, all Inventory included in the Borrowing Base shall be of good and merchantable quality, free from any defects which might affect the market value of such Inventory.

      6.18 SOLVENCY. Borrower and its consolidated subsidiaries are solvent, able to pay their debts generally as such debts mature, and have capital sufficient to carry on their business and all businesses in which they are about to engage. The saleable value of the total consolidated assets of Borrower and its consolidated subsidiaries at a fair valuation, and at a present fair saleable value, is greater than the amount of total consolidated obligations of Borrower and its consolidated subsidiaries to all Persons (taking into account, as applicable, rights of contribution, subrogation and indemnity with regard to obligations shared with others). Borrower and its consolidated subsidiaries will not be rendered insolvent by the execution or delivery of this Agreement or of any of the other Financing Agreements or by the transactions contemplated hereunder or thereunder.

      6.19 PENSION REFORM ACT. No events, including without limitation, any "reportable event" or "prohibited transactions," as those terms are defined in the Employee Retirement Income Security Act of 1974 as the same may be amended from time to time ("ERISA"), have occurred in connection with any type of plan, arrangement, association or fund covered by ERISA in which any personnel of Borrower or an Affiliate which is under common control with Borrower (within the meaning of applicable provisions of the IRC) participate ("BENEFIT PLANS"). The Benefit Plans are otherwise in compliance with all applicable provisions of ERISA and the IRC and meet the minimum funding standards of ERISA and the IRC.

      6.20 MARGIN SECURITY. Borrower does not own any margin security and none of the loans advanced hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulations T, U or X of the Board of Governors of the Federal Reserve System.

      6.21 INVESTMENT COMPANY ACT NOT APPLICABLE. Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      6.22 PUBLIC UTILITY HOLDING COMPANY ACT NOT APPLICABLE. Borrower is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company":, or an affiliate of a "subsidiary company" of a "holding company", or a "public utility", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

      6.23 FULL DISCLOSURE. All factual information taken as a whole in the materials furnished by or on behalf of Borrower to the Agent or any Lender for purposes of or in connection with the transactions contemplated under this Agreement and the other Financing Agreements, does not contain any untrue statement of a material fact or omit to state any material fact necessary to keep the statements contained therein from being misleading as of the date of this Agreement, and thereafter as supplemented by information provided to the Agent or the Lenders in writing pursuant to this Agreement. The financial projections and other financial information furnished to the Agent and the Lenders by Borrower and to be delivered under this Agreement, were prepared in good faith on the basis of information and assumptions that Borrower believed to be reasonable as of the date of such information.

      6.24 INTELLECTUAL PROPERTY. Borrower and its consolidated subsidiaries own or possess (or will be licensed or otherwise have the full right to use) all intellectual property that is necessary for the operation of their business, without any known conflict with the rights of others. No product of Borrower and its consolidated subsidiaries infringes upon any intellectual property owned by any other Person and no claim or litigation is pending or (to the knowledge of Borrower) threatened against or affecting such Person, contesting its right to sell or to use any product or material, in any case which could have a material adverse effect on the business, operations, Property, assets or conditions (financial or otherwise) of Borrower and its consolidated subsidiaries.

      6.25 SURVIVAL OF WARRANTIES. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be true from the date of this Agreement until the Liabilities shall be paid in full and the Lenders shall cease to be committed to make Loans or issue Letters under this Agreement.

      7 AFFIRMATIVE COVENANTS.

      Borrower covenants and agrees that so long as any Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as the Lenders remain committed to make Loans or issue Letters under this
Agreement:

      7.1 FINANCIAL AND OTHER INFORMATION. Except as otherwise expressly provided for in this Agreement, Borrower shall keep proper books of record and account in which full and true entries will be made of all dealings and transactions of or in relation to the business and affairs of Borrower and its consolidated subsidiaries, in accordance with GAAP consistently applied, and Borrower shall cause to be furnished to the Agent (with copies to the other Lenders, from time to time and in a form acceptable to the Agent, such information as the Agent may reasonably request, including without limitation, the following:

      (a) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of Borrower, audited consolidated and consolidating statements of income, retained earnings and cash flow of Borrower and its consolidated subsidiaries for each year, and a consolidated and consolidating balance sheet of Borrower and its consolidated subsidiaries for such year, setting forth in each case, in comparative form, corresponding figures as of the end of the preceding fiscal year, all in reasonable detail and satisfactory in scope to the Agent and certified to Borrower by such independent public accountants as are selected by Borrower and satisfactory to the Agent, whose opinion shall be in scope and substance satisfactory to the Agent; and (ii) copies of all SEC 10(K) filings of Borrower;

      (b) as soon as practicable and in any event within forty five (45) days after the end of each quarterly accounting period in each fiscal year of
Borrower: (i) consolidated and consolidating statements of income and retained earnings of Borrower and its consolidated subsidiaries for such quarterly period and for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated and consolidating balance sheet of Borrower and its consolidated subsidiaries as of the end of such quarterly period, setting forth in each case, in comparative form, figures for the corresponding periods in the preceding fiscal year, all in reasonable detail and certified as accurate by the chief financial officer of Borrower, subject to changes resulting from normal year end adjustments, (ii) copies of all SEC 10(Q) filings of Borrower, (iii) a compliance certificate of the chief financial officer of Borrower in substantially the form attached as Exhibit 7A ("COMPLIANCE CERTIFICATE");

      (c) as soon as practicable and in any event within twenty five (25) days after the end of each monthly accounting period in each fiscal year of Borrower, a Borrowing Base Certificate computed as of the last day of such month, signed by the assistant treasurer or chief financial officer of Borrower; and

      (d) upon request and within 10 Business Days thereafter (i) an aged trial balance of all Accounts indicating which Accounts are thirty (30), sixty (60) and ninety (90) days past the original invoice date of the original invoice related thereto and listing the names of all Account Debtors, (ii) a listing of accounts payable of Borrower and its consolidated subsidiaries indicating which accounts payable are more than thirty (30) days past due.

      7.2 CONDUCT OF BUSINESS. Borrower and its consolidated subsidiaries shall:
(a) maintain their existence and maintain in full force and effect all licenses, bonds, franchises, leases, patents, contracts and other rights necessary to the conduct of their business; (b) continue in, and limit their operations to, the same general line of business as that presently conducted by them; (c) comply with all Governmental Requirements, except for such Governmental Requirements the violation of which would not, in the aggregate, have a material adverse effect on Borrower's financial condition, results of operations or business; (d) keep and conduct their business separate and apart from the business of Affiliates; and (e) otherwise do all things necessary to make the Representations and Warranties set forth in Section 6 of this Agreement true and correct at all times.

      7.3 INSURANCE. Borrower and its consolidated subsidiaries shall maintain, at their expense, such liability and property insurance (including as applicable commercial general liability insurance, products liability insurance and workman's compensation insurance) as is ordinarily maintained by other companies in similar businesses.

      7.4 FINANCIAL COVENANTS AND RATIOS. Borrower shall maintain at all times:
(a) a Tangible Net Worth of not less than $65,000,000; (b) a Current Ratio Net of Hedged Inventory of not less than 1.25 to 1; (c) a Debt to Capitalization Ratio of not more than 70%; (d) Working Capital of not less than $45,000,000; and (e) a ratio of long term debt minus the non-recourse portion of long term debt to Tangible Net Worth of not more than 1.25 to 1.

      7.5 BENEFIT PLANS. Borrower and its consolidated subsidiaries shall: (a) keep in full force and effect any and all Benefit Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Benefit Plans can be terminated without material liability to Borrower and its consolidated subsidiaries in connection with such termination (as distinguished from any continuing funding obligation); (b) make contributions to all Benefit Plans in a timely manner and in an amount sufficient to comply with the requirements of ERISA; (c) comply with all requirements of ERISA which relate to such Benefit Plans; and (d) notify the Agent immediately upon receipt by Borrower and its consolidated subsidiaries of any notice of the institution of any proceeding or other action relating to any Benefit Plans that would reasonably be expected to have a material adverse effect on Borrower or its financial condition.

      7.6 NOTICE OF SUIT, ADVERSE CHANGE IN BUSINESS OR DEFAULT. Borrower shall, as soon as possible, and in any event within five (5) Business Days after Borrower learns of the following, give written notice to the Agent of: (a) any proceeding being instituted or threatened to be instituted by or against Borrower or its consolidated subsidiaries in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) for which claimed damages exceed $5,000,000; (b) any material adverse change in the business, assets or condition, financial or otherwise, of Borrower and its consolidated subsidiaries; and (c) the occurrence of any Default.

      7.7 USE OF PROCEEDS. Borrower and its consolidated subsidiaries shall use Advances only for the purposes stated in Section 2.4 and for no other purpose.

      7.8 BOOKS AND RECORDS. Borrower and its consolidated subsidiaries shall maintain proper books of record and account in accordance with GAAP consistently applied in which true, full and correct entries will be made of all their respective dealings and business affairs. If any changes in accounting principles are hereafter required or permitted by GAAP and are adopted by Borrower and its consolidated subsidiaries with the concurrence of its independent certified public accountants and such changes in GAAP result in a change in the method of calculation or the interpretation of any of the financial covenants, standards or terms found in Section 7.4 or any other provision of this Agreement, Borrower and the Required Lenders agree to amend any such affected terms and provisions so as to reflect such changes in GAAP with the result that the criteria for evaluating Borrower's financial condition shall be the same after such changes in GAAP as if such changes in GAAP had not been made.

      8 NEGATIVE COVENANTS.

      Borrower covenants and agrees that so long as any Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as the Lenders remain committed to make Loans or issue Letters under this Agreement (unless the Agent, with the written approval of the Required Lenders, shall give the Agent's prior written consent):

      8.1 ENCUMBRANCES. Except for those liens, security interests and encumbrances presently in existence and reflected in Borrower's financial statements referred to in Section 6.13 and disclosed in Exhibit 6A under Section 6.4, Borrower and its consolidated subsidiaries shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, capitalized lease, levy, assessment, attachment, seizure, writ, distress warrant, or other encumbrance of any nature whatsoever on or with regard to any of their assets other than: (a) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which Borrower shall, if appropriate under GAAP, have set aside on Borrower's books and records adequate reserves; (b) liens securing deposits under workmen's compensation, unemployment insurance, social security and other similar laws, or securing the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or securing indemnity, performance or other similar bonds for the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or securing statutory obligations or surety or appeal bonds, or securing indemnity, performance or other similar bonds in the ordinary course of Borrower's business, which are not past due; (c) liens securing the interests of the broker with respect to any Margin Account; and (d) any other liens, security interests and encumbrances on property of Borrower and its consolidated subsidiaries other than Inventory, Accounts, General Intangibles (including contract rights) or the direct proceeds thereof.

      8.2 CONSOLIDATIONS, MERGERS OR ACQUISITIONS. Borrower and its consolidated subsidiaries shall not enter into or execute any agreement to recapitalize or consolidate with, merge with, or otherwise acquire the assets or properties of any other Person other than Borrower and its consolidated subsidiaries, other than the acquisition of Inventory in the ordinary course of business, in excess of $18,000,000 in the aggregate of exchange or transfer value in any fiscal year of Borrower.

      8.3 INDEBTEDNESS. Borrower and its consolidated subsidiaries shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, direct or indirect fixed or contingent, to finance working capital, except: (a) the Liabilities; or (b) letter of credit obligations to Persons other than a Lender in an amount not to exceed $500,000; and (c) trade obligations, Producer Payables and normal accruals in the ordinary course of their business not yet due and payable, or with respect to which they are contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that they have set aside on their books adequate reserves therefor, if appropriate under GAAP.

      8.4 GUARANTEES AND OTHER CONTINGENT OBLIGATIONS. Except as permitted under
Section 8.3, Borrower and its consolidated subsidiaries shall not guarantee, endorse or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of such Person or through the purchase of Goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such Person or otherwise, except: (a) for endorsements of negotiable Instruments for collection in the ordinary course of business; and (b) that they may indemnify their officers, directors and managers to the extent permitted under the laws of the State in which they are organized and may indemnify (in the customary manner) underwriters and any selling shareholders in connection with any public offering of Borrower's securities.

      8.5 DISPOSITION OF PROPERTY. Except for the disposition of property in the ordinary course of business, Borrower and its consolidated subsidiaries shall not sell, lease, transfer or otherwise dispose of any of their properties, assets or rights in excess of the aggregate amount of $5,000,000 in book value in each fiscal year of Borrower.

      8.6 DISTRIBUTIONS IN RESPECT OF EQUITY. Borrower and its consolidated subsidiaries shall not directly or indirectly redeem any of Borrower's shares of capital stock or declare any dividends in any year on any class of Borrower's capital stock in excess of the aggregate of fifty percent (50%) of a rolling average of positive pretax income with respect to the current and prior fiscal year of Borrower.

      8.7 LOANS TO AFFILIATES. Except for advances for travel and expenses to their officers, directors, managers, general partners or employees in the ordinary course of their business, Borrower and its consolidated subsidiaries shall not make deposits, investments, advances or loans in or to any Affiliates that have not executed and delivered a Guaranty as described in Section 5, in excess of $15,000,000 in the aggregate in each fiscal year of Borrower. All transactions with Affiliates shall be bona fide arms length transactions that are no less favorable to Borrower and its consolidated subsidiaries than would be a similar transaction with a non-affiliated third person.

      8.8 DEPOSITS, INVESTMENTS, ADVANCES OR LOANS. Borrower and its consolidated subsidiaries shall not make or permit to exist deposits, investments, advances or loans (other than deposits, investments, advances or loans existing on the date of the execution of this Agreement and disclosed to the Agent in writing on or prior to such date) in or to Affiliates or any other Person, except: (a) investments in short term direct obligations of the United States Government (b) investment grade corporate and state and local government securities; (c) certificates of deposit or demand deposit accounts issued by or maintained with a bank satisfactory to the Agent in the Agent's reasonable determination; (d) deposits, investments, advances or loans to officers, directors, employees, or Affiliates as and when permitted by Section 8.7; (e) secured loans in the ordinary course of business; and (f) unsecured loans and/or investments that are in the same line or lines of business as presently engaged in by Borrower and its consolidated subsidiaries not to exceed $15,000,000 in the aggregate in each fiscal year of Borrower.

      9   DEFAULT AND RIGHTS AND REMEDIES; THE AGENT.

      9.1 LIABILITIES. Upon a Matured Default, the Agent may with the consent of the Required Lenders, and shall at the request of the Required Lenders, by notice to Borrower and the Lenders, (i) declare the Commitments to be terminated, whereupon such obligations and the Commitments of each Lender shall terminate, and (ii) declare all of the Liabilities to be due and payable, whereupon the Liabilities shall become and be due and payable, without presentment, demand, protest or further notice (including without limitation, notice of intent to accelerate and notice of acceleration) of any kind, all of which are expressly waived by Borrower. Anything herein to the contrary notwithstanding, it is understood that no Lender shall have the right to individually enforce any Financing Agreement which is entered into with or for the Agent, such enforcement residing with the Agent as contemplated by the following Section 9.2 of this Agreement and by the applicable provisions of the other Financing Agreements.

      9.2 RIGHTS AND REMEDIES. Upon the occurrence and during the continuance of any Matured Default, the Agent may with the consent of the Required Lenders (subject to the provisions of the other Financing Agreements), and shall at the direction of the Required Lenders, proceed to protect and enforce the rights of the Lenders as set forth in this Section 9.2. The Agent may proceed by suit in equity, by action at law or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in any other Financing Agreement or in aid of the exercise of any power granted in this Agreement or any other Financing Agreement, (i) to enforce the payment of the Liabilities, or
(ii) to foreclose upon any liens, claims, security interests and/or encumbrances granted pursuant to this Agreement and other Financing Agreements in the manner set forth therein; it being intended that no remedy conferred herein or in any of the other Financing Agreements is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Financing Agreement shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Financing Agreements, or at any time existing at law or in equity or by statute or otherwise. Agent shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Financing Agreements, all of the rights and remedies of a secured party under the Code or other applicable laws.

      9.3 WAIVER OF DEMAND. Borrower expressly waives demand, presentment, protest, and notice of nonpayment, notice of intent to accelerate and notice of acceleration. Borrower also waives the benefit of all valuation, appraisal and exemption laws.

      9.4 WAIVER OF NOTICE. Upon the occurrence and during the continuance of any Matured Default, Borrower waives, to the fullest extent permitted by applicable law, all rights to notice and hearing of any kind prior to the exercise by the Agent of the Agent's rights.

      9.5 AUTHORIZATION AND ACTION. Each Lender appoints the Agent as its Agent under, and irrevocably authorizes the Agent (subject to Section 9.11) to take such action on its behalf and to exercise such powers under any Financing Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender expressly authorizes the Agent to execute, deliver, and perform its obligations under each of the Financing Agreements to which the Agent is a party, and to exercise all rights, powers, and remedies that the Agent may have thereunder. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act, or to refrain from acting (and shall be fully protected in so acting or refraining from acting), upon the instructions of the Required Lenders, and such instructions shall be binding upon all the Lenders and all holders of any Note; provided however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by Borrower pursuant to the terms of any Financing Agreement.

      9.6 AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them under or in connection with any Financing Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may treat the original or any successor holder of any Note as the holder thereof until it receives notice from the Lender which is the payee of such Note concerning the assignment of such Note; (b) may employ and consult with legal counsel (including counsel for Borrower), independent public accountants, and other experts selected by it and shall not be liable to any Lender for any action taken, or omitted to be taken, in good faith by it or them in accordance with the advice of such counsel, accountants, or experts received in such consultations and shall not be liable for any negligence or misconduct of any such counsel, accountants or other experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any opinions, certifications, statements, warranties or representations made in or in connection with any Financing Agreement; (d) shall not have any duty to any Lender to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of any Financing Agreement or any other instrument or document furnished pursuant thereto or to satisfy itself that all conditions to and requirements for any Loan have been met or that Borrower is entitled to any Loan or to inspect the property (including the books and records) of Borrower; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Financing Agreement or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telegram, cable, telex, or otherwise) believed by it to be genuine and signed or sent by the proper party or parties.

      9.7 NOTICES OF DEFAULTS. Except as provided in this Section 9.7, the Agent shall not be deemed to have knowledge of the occurrence of a Default or a Matured Default unless the Agent has received written notice from a Lender or Borrower specifying such Default or Matured Default and stating that such notice is a "Notice of Default". Notwithstanding the foregoing, the Agent shall be deemed to have knowledge of the occurrence of a Default or a Matured Default:
(a) consisting of the non-payment of principal or interest, on or before the fifth day after the due date of such principal or interest, (b) on the date the Agent has received a Compliance Certificate of Borrower as required by Section 7.1, which Compliance Certificate discloses (without review of any financial statements attached thereto) the existence of any Default or Matured Default, and (c) ten (10) Business Days after the date the Agent has received a Compliance Certificate of Borrower as required by Section 7.1, which Compliance Certificate (after review of any financial statements attached thereto) would disclose the existence of any Default or Matured Default. In the event that the Agent obtains such knowledge of the occurrence of a Default or a Matured Default, the Agent shall within three (3) Business Days thereafter, give prompt notice thereof to the Lenders. The Agent shall (subject to Sections 9.1 and 9.2) take such action with respect to such Default or Matured Default as may be directed by the Required Lenders; provided that, unless and until the Agent shall have received the directions referred to in Sections 9.1 and 9.2, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Matured Default as it shall deem advisable and in the best interest of the Lenders.

      9.8 THE AGENT AS A LENDER, AFFILIATES. With respect to its Commitment, any Loan made by it, and the Note issued to it, the Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, any of its respective Affiliates and any Person who may do business with or own securities of Borrower or any such Affiliate, all as if the Agent were not the Agent and without any duty to account therefor to the Lenders.

      9.9 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its decision to enter into the transactions contemplated by the Financing Agreements and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under any Financing Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any other Person of any Financing Agreement or to inspect the properties or books of Borrower. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrower (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates. Notwithstanding the foregoing, the Agent will, upon the request of any Lender, provide to such Lender, at such Lender's expense, copies of any and all written information provided to the Agent by Borrower.

      9.10 INDEMNIFICATION. Notwithstanding anything to the contrary herein contained, the Agent shall be fully justified in failing or refusing to take any action unless it shall first be indemnified to its satisfaction by the Lenders against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of its taking or continuing to take any action. Each Lender agrees to indemnify the Agent (to the extent not reimbursed by Borrower), on a pro-rata basis according to such Lender's Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of any Financing Agreement or any action taken or omitted by the Agent under any Financing Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Agent; and provided further, that it is the intention of each Lender to indemnify the Agent against the consequences of the Agent's own negligence, whether such negligence be sole, joint, concurrent, active or passive. Without limiting the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its pro-rata share, according to such Lender's Commitments of any out-of-pocket expenses (including attorneys' fees) incurred by the Agent in connection with the preparation, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, any Financing Agreement, to the extent that the Agent is not reimbursed for such expenses by Borrower.

      9.11 SUCCESSOR AGENT. The Agent may resign at any time as Agent under the Financing Agreements by giving written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent with, provided that no Default has occurred and is continuing hereunder, the prior written consent of Borrower, such consent not to be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders or shall have accepted such appointment within sixty (60) days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent with, provided that no Default has occurred and is continuing hereunder, the prior written consent of Borrower, such consent not to be unreasonably withheld, which shall be a commercial bank or other financial institution organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After the retiring Agent's resignation or removal as Agent, the provisions of
Section 9.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

      9.12 VERIFICATION OF BORROWING NOTICES. The natural Person signing this Agreement on behalf of Borrower (or any one of them, if more than one), or any natural Person designated by them (or any one of them) shall be presumed to have the authority to request Advances or request the issuance of Letters under this Agreement. The Agent shall have no duty to verify the authenticity of the signature appearing on any notice of borrowing or request for the issuance of a Letter, and with respect to any oral request for an Advance or request for the issuance of a Letter, the Agent shall have no duty to verify the identity of any Person representing himself as one of the natural Persons authorized to make such request on behalf of Borrower. Neither the Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above which the Agent or such Lender believes in good faith to have been given by a duly authorized Person authorized to borrow on behalf of Borrower or for otherwise acting in good faith.

      10    MISCELLANEOUS.

      10.1 TIMING OF PAYMENTS. For purposes of determining the outstanding balance of the Liabilities, including without limitation, the computations of interest which may from time to time be owing to the Agent or the Lenders, the receipt by the Agent of any check or any other item of payment, shall not be treated as a payment on account of the Liabilities until such check or other item of payment is actually received by the Agent and is paid to the Agent in cash or a cash equivalent.

      10.2 ATTORNEYS' FEES AND COSTS. If at any time the Agent employs counsel in connection with any matters contemplated by or arising out of this Agreement, whether: (a) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleading; (b) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise);
(c) to consult with officers of the Agent to advise the Agent or to draft documents for the Agent in connection with any of the foregoing or in connection with any release of the Agent's claims or any proposed extension, amendment or refinancing of the Liabilities; or (d) to enforce any rights of the Agent to collect any of the Liabilities; then in any of such events, all of the reasonable attorneys' fees arising from such services, and any related expenses, costs and charges, including without limitation, all fees of all paralegals, legal assistants and other staff employed by such attorneys whether outside the Agent or in the Agent's legal department, together, if not paid promptly by Borrower, with interest at the highest interest rate then payable by Borrower under this Agreement or any other Financing Agreement, shall constitute additional Liabilities, payable on demand. In addition, if a Matured Default has occurred and is continuing, and thereafter any Lender employs counsel in connection with, arising out of, or any way related to, protecting, exercising or enforcing this Agreement or the other Financing Agreements or (x) to commence, defend or intervene in any litigation or to file a petition, complaint, answer, motion or other pleading;
(y) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise); or (z) to enforce any rights of such Lender to collect any of the Liabilities; then in any of such events, all of the reasonable attorneys' fees arising from such services, and any expenses, costs and charges relating thereto, including without limitation, all fees of all paralegals, legal assistants and other staff employed by such attorneys whether outside the Lender or in the Lender's legal department, together, if not paid promptly by Borrower, with interest at the highest interest rate then payable by Borrower under this Agreement or any other Financing Agreement, shall constitute additional Liabilities, payable on demand. This Section 10.2 shall survive the termination of this Agreement.

      10.3 EXPENDITURES BY THE AGENT. In the event that Borrower shall fail to pay costs or expenses which Borrower is, under any of the terms hereof or of any of the other Financing Agreements, required to pay, the Agent may, in the Agent's sole discretion and without obligation to do so, make expenditures for any or all of such purposes, and the amount so expended, together, if not paid promptly by Borrower, with interest at the highest interest rate then payable by Borrower under this Agreement or any other Financing Agreement, shall constitute additional Liabilities, payable on demand.

      10.4 THE AGENT'S COSTS AND EXPENSES AS ADDITIONAL LIABILITIES. Borrower shall reimburse the Agent for all expenses and fees paid or incurred in connection with the documentation, negotiation and closing of the Loans and other financial accommodations described in this Agreement (including without limitation, filing fees, recording fees, document or recording taxes, search fees, appraisal fees and expenses, and the fees and expenses of the Agent's attorneys, paralegals, and legal assistants, whether outside the Agent or in the Agent's legal department, and whether such expenses and fees are incurred prior to or after the Closing Date). Borrower further agrees to reimburse the Agent for all expenses and fees paid or incurred in connection with the documentation of any renewal or extension of the Loans, any additional financial accommodations, or any other amendments to this Agreement. All costs and expenses incurred by the Agent with respect to such negotiation and documentation, together, if not paid promptly by Borrower, with interest at the highest interest rate then payable by Borrower under this Agreement or any other Financing Agreement, shall constitute additional Liabilities, payable on demand.

      10.5 CLAIMS AND TAXES. Borrower agrees to indemnify and hold the Agent and the Lenders harmless from and against any and all claims, demands, liabilities, losses, damages, penalties, costs, and expenses (including without limitation, reasonable attorneys' fees) relating to or in any way arising out of the possession, use, operation or control of any assets of Borrower and its consolidated subsidiaries, or arising out of or related to this Agreement or the other Financing Agreements, which agreement to indemnify and hold the Agent and the Lenders harmless shall survive the termination of this Agreement. Borrower and its consolidated subsidiaries shall pay or cause to be paid all taxes and other governmental charges assessed against Borrower and its consolidated subsidiaries, or payable by Borrower and its consolidated subsidiaries, at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to their property, provided, however, that they shall have the right to contest in good faith, by an appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, and upon such good faith contest to delay or refuse payment thereof, if: (a) Borrower establishes adequate reserves to cover such contested taxes; and (b) such contest does not have a material adverse effect on the financial condition of Borrower or the ability of Borrower to pay any of the Liabilities.

      10.6 CUSTODY AND PRESERVATION OF COLLATERAL. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any collateral in the Agent's possession if the Agent takes such action for that purpose as Borrower shall request in writing, but failure by the Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure by the Agent or any Lender to preserve or protect any right with respect to such collateral against prior parties, or to do any act with respect to the preservation of such collateral not so requested by Borrower, shall of itself be deemed a failure to exercise reasonable care in the custody or preservation of such collateral.

      10.7 INSPECTION. The Agent (by and through its officers and employees), or any Person designated by the Agent in writing (including officers and employees of the other Lenders), shall have the right from time to time, to call at Borrower's place or places of business during reasonable business hours, and, without hindrance or delay, to: (a) inspect, audit, check and make copies of and extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to the business of Borrower and its consolidated subsidiaries or to any transactions between the parties to this Agreement; (b) make such verification as the Agent may consider reasonable under the circumstances; and (c) review operating procedures, review maintenance of property and discuss the affairs, finances and business of Borrower and its consolidated subsidiaries with Borrower's officers, employees or directors.

      10.8 EXAMINATION OF BANKING RECORDS. Borrower consents to the examination by the Agent (by and through its officers and employees), or any Person designated by the Agent in writing (including officers and employees of the other Lenders), whether or not there shall have occurred a Default or a Matured Default, of any and all of banking records of Borrower and its consolidated subsidiaries, wherever they may be found, and directs any Person which may be in control or possession of such records (including without limitation, any bank, other financial institution, accountant or lawyer) to provide such records to the Agent and the Agent's officers, employees and agents, upon their request. Such examination may be conducted by the Agent with or without notice to Borrower at the option of the Agent, any such notice being waived by Borrower.

      10.9 GOVERNMENTAL REPORTS. Borrower will furnish to the Agent, upon the reasonable request of the Agent, copies of the reports of examinations or inspections of Borrower and its consolidated subsidiaries by all Governmental Authorities, and if Borrower fails to furnish such copies to the Agent, Borrower authorizes all such Government Authorities to furnish to the Agent copies of their reports of examinations or inspections of Borrower and its consolidated subsidiaries.

      10.10 RELIANCE BY THE AGENT, THE ISSUER AND THE LENDERS. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by the Agent or any of the Lenders, be deemed to be material to and to have been relied upon by the Agent, the Issuer and the Lenders.

      10.11 PARTIES. Whenever in this Agreement there is reference made to any of the parties, such reference shall be deemed to include, wherever applicable, a reference to the respective successors and assigns of Borrower, the Agent, the Lenders and the Issuer. Borrower shall not assign any of it rights or delegate any of its duties under this Agreement or any of the other Financing Agreements without the prior written consent of the Lenders.

      10.12 APPLICABLE LAW; SEVERABILITY. This Agreement shall be construed in all respects in accordance with, and governed by, the laws and decisions of the State of Colorado and the laws, regulations and decisions of the United States applicable to national banks. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

      10.13 SUBMISSION TO JURISDICTION; WAIVER OF BOND AND TRIAL BY JURY. WITH RESPECT TO ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS, DEBTS, DAMAGES, COSTS AND EXPENSES, WHATSOEVER, WHETHER BASED ON STATUTE, COMMON LAW, PRINCIPLES OF EQUITY OR OTHERWISE, ARISING OUT OF ANY MATTER, THING OR EVENT WHICH IS DIRECTLY OR INDIRECTLY RELATED TO THIS AGREEMENT, BORROWER CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN THE CITY AND COUNTY OF DENVER, COLORADO AND WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 10.19. SERVICE, SO MADE, SHALL BE DEEMED TO BE COMPLETE UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED. AT THE OPTION OF THE AGENT, BORROWER WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY, AND WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE AGENT.

      10.14 APPLICATION OF PAYMENTS; WAIVER. Payments made by Borrower under this Agreement shall generally be applied first to any costs or fees owing by Borrower to the Agent or any Lender, shall be applied second to any interest payments owing hereunder which are due and unpaid, shall be applied third to any outstanding principal owing hereunder, and shall be applied fourth to interest accrued but not yet due. Notwithstanding any contrary provision contained in this Agreement or in any of the other Financing Agreements, Borrower irrevocably waives the right to direct the application of any and all payments at any time received by the Agent from Borrower, and Borrower irrevocably agrees that the Agent shall have the continuing exclusive right to apply and reapply any and all payments received at any time against the Liabilities, in such manner as the Agent may deem advisable, notwithstanding any entry by the Agent upon any of the Agent's books and records. Provided, however, this Section 10.14 shall not apply to any transactions unrelated to this Agreement in which the Agent or its affiliates may have accepted deposits from, lent money to, acted as trustee under indentures of, or generally engaged in business with Borrower, any Affiliates or any Person who may do business with or own securities of Borrower or any such Affiliate.

      10.15 MARSHALING; PAYMENTS SET ASIDE. The Agent and the Lenders shall be under no obligation to marshal any assets in favor of Borrower or against or in payment of any or all of the Liabilities. To the extent that Borrower makes a payment or payments to the Agent or any Lender exercises a right of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      10.16 SECTION TITLES. The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

      10.17 CONTINUING EFFECT. This Agreement and all of the other Financing Agreements shall continue in full force and effect so long as any Liabilities shall be owed to the Agent and/or any of the Lenders and (even if there shall be no Liabilities outstanding) so long as the Agent and/or any of the Lenders remains committed to make Loans or issue Letters under this Agreement.

      10.18 NO WAIVER. The Agent's or the Required Lenders' failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or the other Financing Agreements shall not waive, affect or diminish any right of the Agent or the Required Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Agent or the Required Lenders of any Default or Matured Default under this Agreement or any of the other Financing Agreements, shall not suspend, waive or affect any other Default or Matured Default under this Agreement or any of the other Financing Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Financing Agreements and no Default or Matured Default under this Agreement or any of the other Financing Agreements, shall be deemed to have been suspended or waived by the Agent or the Required Lenders unless such suspension or waiver is in writing signed by an officer of the

Agent or each of the Required Lenders (as applicable) and is directed to Borrower specifying such suspension or waiver.

      10.19 NOTICES. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered pursuant to this Agreement shall be in writing, and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to the party to be notified as follows:

      (a) If to the Agent at:

                  U.S. Bank National Association
                  950 Seventeenth Street, Suite 350
                  Denver, Colorado 80202
                  Attn: Sandra A. Sauer

            with a copy to:

                  Campbell Bohn Killin Brittan & Ray, LLC
                  270 St. Paul Street, Suite 200
                  Denver, Colorado 80206
                  Attn: Michael D. Killin

      (b) If to Borrower at:

                  The Andersons, Inc.
                  480 West Dussel Drive
                  Maumee, OH 43537
                  Attn: Gary L. Smith, V.P. of Finance / Treasurer

            with a copy to:

                  The Andersons, Inc.
                  480 West Dussel Drive
                  Maumee, OH 43537
                  Attn: Counsel / Elizabeth Hall

or, as to each party, addressed to such other address as shall be designated by such party in a written notice to the other parties. All such notices shall be deemed given on the date of delivery if manually delivered, on the date of sending if sent by facsimile transmission, on the first business day after the date of sending if sent by overnight courier, or three (3) days after the date of mailing if mailed.

      10.20 REGULATORY CHANGES. In the event any Governmental Authority (i) subjects the Lenders or any of them or any of their respective lending offices to any new or additional charge, fee, withholding, duty or tax of any kind with respect to any Loans, Letters, LC Obligations or other Liabilities hereunder, (ii) changes the method or basis of taxation of such Loans, Letters, LC Obligations or other Liabilities, except for changes in the rate of tax on the overall net income of such Lender or its lending office imposed by the jurisdiction in which such Lender's principal executive office or lending office is located, or (iii) changes the reserve or deposit requirements applicable to such Loans, Letters, LC Obligations or other Liabilities (including, without limitation, the imposition, modification or deemed application of any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any LIBOR Rate Loans any such requirement included in an applicable LIBOR Rate) against assets of, deposits with or for the account of any Lender, or its lending office, and including without limitation, the issuance of a request or directive regarding capital adequacy (whether or not having the force of law) that has the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations under this Agreement to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy)), then in any such event, Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such costs or lost income resulting thereby as reasonably determined by such Lender.

      10.21 LIBOR RATE LOANS. Without limiting the generality of Section 10.20, anything in this Agreement to the contrary notwithstanding, if any Lender shall notify the Agent that: (i) the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful to fund or maintain LIBOR Rate Loans (whether or not such assertion carries the force of law), (ii) deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for any requested Interest Period, (iii) by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; (iv) that the applicable LIBOR Rate will not adequately and fairly reflect the cost to such Lender of funding their LIBOR Rate Loans for such Interest Period or (v) that the making or funding of LIBOR Rate Loans is impracticable for such Lender, the obligation of such Lender to make, rollover or to convert Loans into LIBOR Rate Loans shall be suspended until such Lender shall notify the Agent and the Borrower that the circumstances causing such suspension no longer exist, and the existing LIBOR Rate Loans of such Lender shall automatically convert, on and as of the date of such notification, into Base Rate Loans; provided that each Lender represents and warrants to Borrower that as of the later of (i) the Closing Date or (ii) the date on which it shall have executed an Assignment and Acceptance pursuant to Section 10.23, it has no actual knowledge that any of the circumstances set forth above exist.

      10.22 TAXES. Without limiting the generality of Section 10.20:

      (a) Except as otherwise provided in Section 10.22(d), any and all payments by Borrower hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, deductions, charges or withholdings, and all liabilities with respect thereto, including without limitation, such taxes, deductions, charges, withholdings or liabilities whatsoever imposed, assessed, levied or collected by any taxing authority and all (other than to the extent due to the gross negligence or willful misconduct of any Lender) interest, penalties, expenses or similar liabilities with respect thereto ("TAXES"), excluding, however, from the definition of Taxes, in the case of each Lender and the Agent, taxes imposed on its income (including penalties and interest payable in respect thereof), and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent (other than payments for which taxes are withheld pursuant to the last sentence of Section 10.22(d)), (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.22) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made and (ii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, less any credits due to Borrower.

      (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter included within the definition of "TAXES").

      (c) Borrower will indemnify each Lender and the Agent for the full amount of Taxes (including without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 10.22) paid by such Lender or the Agent (as the case may be) and any liability arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within five (5) days from the date such Lender or the Agent (as the case may be) makes written demand therefor; provided however, to the extent that any Lender is reimbursed for any Taxes that were incorrectly or illegally asserted with respect to Borrower, such Lender shall promptly return to Borrower the amount of such reimbursement net of any costs of recovery incurred by such Lender and/or the Agent, together with any interest that may have been paid by the taxing jurisdiction with respect thereto, to the extent Borrower has actually paid such Lender with respect thereto.

      (d) Prior to the date of any Lender becoming a Lender hereunder, and from time to time thereafter if requested by Borrower or the Agent each Lender organized outside the United States shall provide the Agent and Borrower with the forms prescribed by the Internal Revenue Service of the United States (including, without limitation, Form W-8 BEN, Form W-8 ECI, or Form W-8 IMY) certifying such Lender's exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes. Unless Borrower and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrower or the Agent shall withhold taxes from such payments for the account and benefit of Borrower at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States; provided however, that all such withholding for such Lender shall cease upon delivery by such Lender of the applicable forms to Borrower and Agent.

      (e) Promptly after the date on which payment of any Taxes are due pursuant to applicable law, Borrower will, at the request of the Agent or any Lender, furnish to the Agent or such Lender evidence in form and substance satisfactory to the Agent or such Lender, that Borrower has met its obligations under this
Section 10.22.

      (f) Without prejudice to the survival of any other agreement of Borrower, the agreement and obligations of Borrower contained in this Section 10.22 shall survive the payment in full of the Liabilities.

      10.23 ASSIGNMENTS AND PARTICIPATION.

      (a) After the Closing Date (and, provided that no Default has occurred and is continuing, subject to the prior written consent of Borrower, such consent not to be unreasonably withheld) each Lender may assign to any Person (the "ASSIGNEE") all or a portion of its rights and obligations under this Agreement (including without limitation, all or a portion of its Commitments and the Notes held by it); provided however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii) the total amount of the Commitment or Commitments (based on the original Commitment or Commitments without giving effect to any repayments or prepayments) so assigned to an Assignee or to an Assignee and its Affiliates taken as a whole shall equal or exceed $5,000,000,
(iii) the remaining Commitment or Commitments (based on the original Commitment or Commitments without giving effect to any repayments or prepayments) held by the assigning Lender after giving effect to any such assignment shall equal or exceed $5,000,000, (iv) the assignment will not cause Borrower to incur any additional liability or expense and (v) the parties to each such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in substantially the form attached as Schedule B ("ASSIGNMENT AND ACCEPTANCE"), together with any Note or Notes subject to such assignment and a processing and recordation fee of $5,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the date on which such Assignment and Acceptance is accepted by the Agent, (vi) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender under the Financing Agreements and (vii) the Lender assignor thereunder shall be deemed to have relinquished its rights and to be released from its obligations under the Financing Agreements, to the extent (and only to the extent) that its rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Financing Agreements, such Lender shall cease to be a party thereto).

      (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Agreements or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Financing Agreements or any other instrument or document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of the Financing Agreements, together with copies of the financial statements referred to in Section 7.16 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under the Financing Agreements as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Financing Agreements are required to be performed by it as a Lender.

      (c) The Agent shall maintain at its address referred to in Section 10.19 a copy of each Assignment and Acceptance delivered to and accepted by it.

      (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance and (ii) give prompt notice thereof to Borrower. Within five (5) Business Days after its receipt of such notice, Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes, a new Note or new Notes to the order of such Assignee in an amount equal to the Commitment or Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment or Commitments, a portion of which has been assigned, a new Note or New Notes to the order of the assigning Lender in an amount equal to the Commitment or Commitments retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit 2A. Upon receipt by the Agent of such new Note or Notes conforming to the requirements set forth in the preceding sentences, the Agent shall return to Borrower such surrendered Note or Notes, marked to show that such surrendered Note or Notes has (have) been replaced, renewed and extended by such new Note or Notes.

      (e) Each Lender may sell participation to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including without limitation, all or a portion of its Commitments and the Note held by it); provided however, that (i) such Lender's obligations under this Agreement (including without limitation, its Commitments to

Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the sale of the participation will not cause Borrower to incur any additional liability, and (v) Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, provided that no participant shall be entitled to recover under the above-described provisions an amount in excess of the proportionate share which such participant holds of the original aggregate principal amount hereunder to which the assigning Lender would otherwise be entitled.

      (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.23, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower furnished to such Lender by or on behalf of Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential information relating to Borrower received by it from such Lender.

      (g) Any Lender may assign and pledge all or any of the instruments held by it as collateral security; provided that any payment made by Borrower for the benefit of such assigning and/or pledging Lender in accordance with the terms of the Financing Agreements shall satisfy Borrower's obligations under the Financing Agreements in respect thereof to the extent of such payment. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

      10.24 MAXIMUM INTEREST. No agreements, conditions, provisions or stipulations contained in this Agreement or in any of the other Financing Agreements, or any Default or Matured Default, or any exercise by the Agent of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever, contained in this Agreement or any of the other Financing Agreements, or the arising of any contingency whatsoever, shall entitle the Agent to collect, in any event, interest exceeding the maximum authorized by law, and in no event shall Borrower be obligated to pay interest exceeding such rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the maximum allowed by law, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such maximum interest allowed by law. In the event any interest is charged in excess of the maximum allowed by law ("EXCESS"), Borrower acknowledges and stipulates that any such charge shall be the result of an accidental and bona fide error, and such Excess shall be, first, if a Matured Default has occurred and is continuing, applied to reduce the principal of any Liabilities due, and, second, returned to Borrower, it being the intention of the parties not to enter at any time into a usurious or otherwise illegal relationship. Borrower and the Agent both recognize that, with fluctuations of index rates and applicable margins, such an unintentional result could inadvertently occur. By the execution of this Agreement, Borrower covenants that: (a) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess; and (b) Borrower shall not seek or pursue any other remedy, legal or equitable, against the Agent based, in whole or in part, upon the charging or receiving of any interest in excess of the maximum authorized by law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Agent, all interest at any time contracted for, charged or received by the Agent in connection with the Liabilities shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement. Notwithstanding the foregoing, if for any period of time interest on any of Borrower's obligations is calculated at the Highest Lawful Rate rather than the rate otherwise applicable under this Agreement, and thereafter such applicable rate becomes less than the Highest Lawful Rate, the rate of interest payable on the Borrower's obligations shall remain at the Highest Lawful Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower's obligations had the rate of interest not been limited to the Highest Lawful Rate during such period.

      10.25 ADDITIONAL ADVANCES. All fees, charges, expenses, costs, expenditures, obligations, liabilities, losses, penalties and damages incurred or suffered by the Agent and for which Borrower is bound to indemnify or reimburse the Agent under this Agreement (other than those which may be paid without demand therefor, by the Agent initiated Advances pursuant to Section 2.1) may, at the option of the Agent, be paid by Agent-initiated Advances pursuant to Section 2.1 if such amounts remain unpaid for a period of ten (10) days after the Agent has made demand therefor.

      10.26 LOAN AGREEMENT CONTROLS. If there are any conflicts or inconsistencies among this Agreement and any of the other Financing Agreements, the provisions of this Agreement shall prevail and control.

      10.27 OBLIGATIONS SEVERAL. The obligations of each Lender under each Financing Agreement to which it is a party are several, and no Lender shall be responsible for any obligation or Commitment of any other Lender under any Financing Agreement to which it is a party. Nothing contained in any Financing Agreement to which it is a party, and no action taken by any Lender pursuant thereto, shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture, or any other kind of entity.

      10.28 PRO RATA TREATMENT. All Loans under, and all payments and other amounts received in connection with, this Agreement (including, without limitation, amounts received as a result of the exercise by any Lender of any right of set-off), shall be effectively shared by the Lenders ratably in accordance with the respective Pro Rata Percentages of the Lenders. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the principal of, or interest on, or fees in respect of, any Note held by it (other than pursuant to Section 2.3(b), 2.5(a), 10.20, 10.21 or 10.22 or the normal and customary processing fees charged by an Issuer in connection with the issuance of or drawings under a Letter) in excess of its Pro Rata Percentage of payments on account of similar Notes obtained by all the Lenders, such Lender shall purchase from the other Lenders such participation in the Notes or Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Disproportionate payments of interest shall be shared by the purchase of separate participation in unpaid interest obligations, disproportionate payments of fees shall be shared by the purchase of separate participation in unpaid fee obligations, and disproportionate payments of principal shall be shared by the purchase of separate participation in unpaid principal obligations. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 10.28 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Notwithstanding the foregoing, a Lender may receive and retain an amount in excess of its Pro Rata Percentage to the extent, but only to the extent, that such excess results from such Lender's Highest Lawful Rate exceeding another Lender's Highest Lawful Rate.

      10.29 CONFIDENTIALITY. Each of the Agent and the Lenders agrees that it will use its best efforts to keep confidential, in accordance with its customary procedures for handling confidential information and in accordance with safe and sound banking practices, any proprietary information of Borrower in writing by Borrower, as being proprietary and confidential; provided that the Agent or any Lender may disclose any such information (a) to enable it to comply with any Governmental Requirement applicable to it, (b) in connection with the defense of any litigation or other proceeding brought against it arising out of the transactions contemplated by this Agreement and the other Financing Agreements,
(c) in connection with the supervision and enforcement of the rights and remedies of the Agent and Lenders under any Financing Agreement and (d) as set forth in Section 10.23.

      10.30 INDEPENDENCE OF COVENANTS. All covenants under this Agreement and the other Financing Agreements shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or a Matured Default if such action is taken or condition exists.

      10.31 AMENDMENTS AND WAIVERS. Any term, covenant, agreement or condition of this Agreement or the other Financing Agreements may be amended only by a written amendment executed by Borrower, the Required Lenders and, if the rights or duties of the Agent are affected thereby, the Agent, or compliance therewith only may be waived (either generally or in a particular instance and either retroactively or prospectively), if Borrower shall have obtained the consent in writing of the Required Lenders and, if the rights or duties of the Agent are affected thereby, the Agent, provided however, that without the consent in writing of the holders of all outstanding Notes and LC Obligations, or of all Lenders if no Notes or Letters are outstanding, no such amendment or waiver shall (a) change the amount or postpone the date of payment of any scheduled payment or required payment of principal of the Notes or LC Obligations or reduce the rate or extend the time of payment of interest on the Notes, or reduce the amount of principal thereof, or modify any of the provisions of the Notes with respect to the payment or prepayment thereof, (b) give to any Note any preference over any other Notes, (c) amend the definition of Required Lenders, (d) alter, modify or amend the provisions of this Section 10.31, (e) reduce the fees required under
Section 2.5, (f) alter, modify or amend the provisions of Sections 9.1 or 9.2 of this Agreement, (g) alter, modify or amend any Lender's right hereunder to consent to any action, make any request or give any notice, or (h) release any guarantor of any of the Liabilities. Without the consent in writing of the affected Lender, no such amendment or waiver shall increase the amount of or the Pro Rata Percentage of any Commitment of such Lender or extend the term of any Commitment of such Lender. Any such amendment or waiver shall apply equally to all Lenders and all the holders of the Notes and/or LC Obligations and shall be binding upon them, upon each future holder of any Note or LC Obligation and upon Borrower, whether or not such Note or Letter shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived.

      10.32 REPLACEMENT OF A LENDER. If a Lender (other than the Agent as a Lender) becomes a Replacement Candidate (as defined below), Borrower shall have the right to require such Lender to assign to another lender or other institution selected by Borrower and reasonably satisfactory to the Agent (which may be one or more of the Lenders) the Commitments and the Notes held by such Lender pursuant to the terms of an appropriately completed Assignment and Acceptance in accordance with Section 10.23; provided, that neither the Agent nor any Lender shall have any obligation to Borrower to find any such lender or other institution and in order for Borrower to replace a Lender, Borrower must require such replacement within three (3) months of the date the Lender became a Replacement Candidate. Each Lender (other than the Agent as a Lender) agrees to its replacement at the option of Borrower pursuant to this Section 10.32; provided, that the assignee selected by Borrower shall purchase such Lender's interest in the Loans owed to such Lender for cash in an aggregate amount equal to the aggregate unpaid principal thereof, all unpaid interest accrued thereon, all unpaid fees accrued for the account of such Lender and all other amounts then owing to such Lender hereunder or under any other Financing Agreement. A Lender will become a "REPLACEMENT CANDIDATE" if (i) it has made a demand under Sections 10.20, 10.21 or 10.22, (ii) it has defaulted on any obligation under this Agreement or (iii) it has become insolvent and its assets become subject to a receiver, liquidator, trustee, custodian, or other officer having similar powers. The rights of Borrower under this Section 10.32 shall be in addition to any other rights or remedies Borrower may have at law or in equity as a result of the events described in the definition of "Replacement Candidate".

      10.33 REPRESENTATIONS BY THE LENDERS. Each Lender represents that it is the present intention of such Lender, as of the date of its acquisition of the Notes, to acquire the Notes for its account or for the account of its Affiliates, and not with a view to the distribution or sale thereof that would be in violation of any applicable laws, and, subject to any applicable laws, the disposition of such Lender's property shall at all times be within its control. The Notes have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be transferred, sold or otherwise disposed of except (a) in a registered offering under the Securities Act; (b) pursuant to an exemption from the registration provisions of the Securities Act; or (c) if the Securities Act shall not apply to the Notes or the transactions contemplated by the Financing Agreements. Nothing in this Section 10.33 shall affect the characterization of the Loans and the transactions contemplated hereunder as commercial lending transactions.

      10.34 COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement, any other Financing Agreement and any subsequent amendment to any of them may be executed in several counterparts, each of which shall be construed together as one original. Facsimile signatures on this Agreement, any other Financing Agreement and any subsequent amendment to any of them shall be considered as original signatures.

      10.35 SET-OFF. In the event that a Matured Default has occurred and is continuing, Borrower gives and confirms to each Lender a right of set-off of all moneys, securities and other property of Borrower (whether special, general or limited) and the proceeds thereof, at any time delivered to remain with or in transit in any manner to such Lender, its correspondent or its agents from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise or coming into possession of such Lender in any way, and also, any balance of any deposit accounts and credits of Borrower with, and any and all claims of security for the payment of the Liabilities owed by Borrower to such Lender, contracted with or acquired by the Lender, whether such liabilities and obligations be joint, several, absolute, contingent, secured, unsecured, matured or unmatured, and Borrower authorizes such Lender at any time or times, without prior notice, to apply such money, securities, other property, proceeds, balances, credits of claims, or any part of the foregoing, to such liabilities in such amounts as it may select, whether such Liabilities be contingent, unmatured or otherwise, and whether any collateral security therefor is deemed adequate or not. The rights described herein shall be in addition to any collateral security described in any separate agreement executed by Borrower.

      10.36 BINDING EFFECT. This Agreement and all of the other Financing Agreements set forth the legal, valid and binding obligations of Borrower, the Agent and the Lenders and are enforceable against Borrower in accordance with their respective terms. Should more than one Person be a Borrower under this Agreement or any Note, the obligations of each such Person shall be joint and several. The Lenders may settle, release, compromise, collect or otherwise liquidate the obligations of any Borrower, any guarantor of such obligations, and any security or collateral for such obligations or for any such guaranty, in any manner, without affecting or impairing the obligations of any Borrower.

      10.37 FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER FINANCING AGREEMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                        THE ANDERSONS, INC.

                                        BY  /s/ Gary L. Smith
                                            -----------------
                                        ITS VICE PRESIDENT, FINANCE & TREASURER

                                        U.S. BANK NATIONAL ASSOCIATION

                                        BY  /s/ Alan V. Schuler
                                            -------------------
                                        ITS SENIOR VICE PRESIDENT

                                        COBANK, ACB

                                        BY  /s/ S. Richard Dill
                                            -------------------
                                        ITS VICE PRESIDENT

                                        HARRIS TRUST AND SAVINGS BANK

                                        BY  /s/ Robert H. Wolohan
                                            ---------------------
                                        ITS VICE PRESIDENT

                                        FIFTH THIRD BANK

                                        BY  /s/ Michael R. Miller
                                            ---------------------
                                        ITS EXECUTIVE VICE PRESIDENT

                                        COOPERATIEVE CENTRALE
                                        RAIFFEISEN-BOERENLEENBANK
                                        B.A., "RABOBANK
                                        INTERNATIONAL", NEW YORK
                                        BRANCH

                                        BY   /s/ Brad Peterson
                                             -----------------
                                        ITS  EXECUTIVE DIRECTOR

                                        BY   /s/ Brett Delfino
                                             -----------------
                                        ITS  EXECUTIVE DIRECTOR

                                        ABN AMRO BANK N.V.

                                        BY  /s/ Angela Noique
                                            -----------------
                                        ITS GROUP VICE PRESIDENT

                                        BY  /s/ John M. Postore
                                            -------------------
                                        ITS VICE PRESIDENT

                                 LOAN AGREEMENT

                                    BETWEEN

                        U. S. BANK NATIONAL ASSOCIATION
                            LEAD ARRANGER AND AGENT

                                  COBANK, ACB
                              DOCUMENTATION AGENT

                         HARRIS TRUST AND SAVINGS BANK
                               SYNDICATION AGENT

                                      AND

                              THE ANDERSONS, INC.

                          DATED AS OF OCTOBER 30, 2002

                        FIRST AMENDMENT TO LOAN AGREEMENT

      This First Amendment to Loan Agreement ("AMENDMENT") is made as of December 17, 2002, by and among THE ANDERSONS, INC., an Ohio corporation (the "BORROWER"), the financial institutions signatory hereto (being at least the "REQUIRED LENDERS" as of the date of this Amendment) and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("U.S. BANK"), in its capacity as Agent for the Lenders (in such capacity, the "AGENT") and as one of the Lenders.

                                     RECITAL

      The Borrower and the Lenders desire to amend certain provisions of the Loan Agreement made as of the 30th day of October, 2002, (as amended, modified, supplemented, renewed or restated from time to time, the "AGREEMENT").

      NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Amendment, and of any loans or extensions of credit or other financial accommodations heretofore, now or hereafter made to or for the benefit of Borrower, the parties agree as follows:

      1. Section 7.1 of the Agreement, Financial and Other Information, shall be amended by striking the words "and consolidating" in each place that they appear.

      2. This Amendment shall be an integral part of the Agreement, and all of the terms set forth therein are hereby incorporated in this Amendment by reference, and all terms of this Amendment are hereby incorporated into said Agreement as if made an original part thereof. All of the terms and conditions of the Agreement, which are not modified in this Amendment, shall remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first herein above written.

                                        THE ANDERSONS, INC.

                                        BY  /s/ Gary L. Smith
                                            -----------------
                                        ITS VICE PRESIDENT, FINANCE & TREASURER

                                        U.S. BANK NATIONAL ASSOCIATION

                                        BY  /s/ Alan V. Schuler
                                            -------------------
                                        ITS SENIOR VICE PRESIDENT

                                        COBANK, ACB

                                        BY  /s/ S. Richard Dill
                                            -------------------
                                        ITS VICE PRESIDENT

                                        HARRIS TRUST AND SAVINGS BANK

                                        BY  /s/ Robert H. Wolohan
                                            ---------------------
                                        ITS VICE PRESIDENT

                                        FIFTH THIRD BANK

                                        BY  /s/ Michael R. Miller
                                            ----------------------
                                        ITS EXECUTIVE VICE PRESIDENT

                                        COOPERATIEVE CENTRALE
                                        RAIFFEISEN-BOERENLEENBANK B.A.,
                                        "RABOBANK INTERNATIONAL", NEW
                                        YORK BRANCH

                                        BY  /s/ Brad Peterson
                                            -----------------
                                        ITS EXECUTIVE DIRECTOR

                                        BY  /s/ Brett Delfino
                                            -----------------
                                        ITS EXECUTIVE DIRECTOR

                                        ABN AMRO BANK N. V.

                                        BY  /s/ Angela Noique
                                            -----------------
                                        ITS GROUP VICE PRESIDENT

                                        BY  /s/ John M. Postore
                                            -------------------
                                        ITS VICE PRESIDENT

(SIGNATURE PAGE / FIRST AMENDMENT TO LOAN AGREEMENT)

                       SECOND AMENDMENT TO LOAN AGREEMENT

      This Second Amendment to Loan Agreement ("AMENDMENT") is made as of October 10, 2003, by and among THE ANDERSONS, INC., an Ohio corporation (the "BORROWER"), the financial institutions signatory hereto (being all of the Lenders as of the date of this Amendment) and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("U.S. BANK"), in its capacity as Agent for the Lenders (in such capacity, the "AGENT") and as one of the Lenders.

                                     RECITAL

      This Amendment is made with respect to the Loan Agreement made as of the 30th day of October, 2002, (as amended, modified, supplemented, renewed or restated from time to time, the "AGREEMENT"). Capitalized terms that are not defined in this Amendment shall have the meanings assigned to them in the Agreement. The Borrower and the Lenders desire to extend the term of the Commitments and to otherwise amend certain provisions of the Agreement.

      NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Amendment, and of any loans or extensions of credit or other financial accommodations heretofore, now or hereafter made to or for the benefit of Borrower, the parties agree as follows:

      1. Section 1.1 of the Agreement, GENERAL DEFINITIONS, is hereby amended by amending the following definitions to read as follows:

            "MATURITY DATE" shall mean, as applicable, the earlier of: (a) as to the Swing Line or the Line of Credit A, September 30, 2004; (b) as to the Line of Credit B and LC Obligations, September 30, 2006; and (c) in all cases, the earlier date of termination in whole of the Commitments pursuant to Sections 2.3(c), 2.8 or 9.1.

      2. Section 10.19 of the Agreement, Notices, shall be amended to by adding the following two sentences to the end of such section, to read as follows:

            Notwithstanding the foregoing, Borrowing Base Certificates referred to in Section 7.1(c), may be furnished to the Agent and the Lenders by E-Mail to such E-Mail address or addresses as shall be designated by the Agent and the Lenders in a written notice to the Borrower. All such E-Mail deliveries shall be deemed given on the date of delivery."

      3. This Amendment shall be an integral part of the Agreement, and all of the terms set forth therein are hereby incorporated in this Amendment by reference, and all terms of this Amendment are hereby incorporated into said Agreement as if made an original part thereof. All of the terms and conditions of the Agreement, which are not modified in this Amendment, shall remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first herein above written.

                                        THE ANDERSONS, INC.

                                        BY  /s/ Gary L. Smith
                                            -----------------
                                        ITS VICE PRESIDENT, FINANCE & TREASURER

                                        U.S. BANK NATIONAL ASSOCIATION

                                        BY  /s/ Alan V. Schuler
                                            --------------------
                                        ITS SENIOR VICE PRESIDENT

                                        COBANK, ACB

                                        BY  /s/ S. Rchard Dill
                                            ------------------
                                        ITS VICE PRESIDENT

                                        HARRIS TRUST AND SAVINGS BANK

                                        BY  /s/ Robert H. Wolohan
                                            ---------------------
                                        ITS VICE PRESIDENT

                                        FIFTH THIRD BANK

                                        BY  /s/ Michael R. Miller
                                            ------------------------
                                        ITS EXECUTIVE VICE PRESIDENT

                                        COOPERATIEVE CENTRALE
                                        RAIFFEISEN-BOERENLEENBANK B.A.,
                                        "RABOBANK INTERNATIONAL", NEW
                                        YORK BRANCH

                                        BY  /s/ Brad Peterson
                                            -----------------
                                        ITS EXECUTIVE DIRECTOR

                                        BY  /s/ Brett Delfino
                                            -----------------
                                        ITS EXECUTIVE DIRECTOR

                                        ABN AMRO BANK N.V.

                                        BY  /s/ Angela Noique
                                            --------------------
                                        ITS GROUP VICE PRESIDENT

                                        BY  /s/ John M. Postore
                                            --------------------
                                        ITS VICE PRESIDENT

(SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AGREEMENT - THE ANDERSONS, INC.)

                        THIRD AMENDMENT TO LOAN AGREEMENT

      This Third Amendment to Loan Agreement ("AMENDMENT") is made as of January 30, 2004, by and among THE ANDERSONS, INC., an Ohio corporation (the "BORROWER"), and the financial institutions signatory hereto (being at least the Required Lenders as of the date of this Amendment).

                                     RECITAL

      This Amendment is made with respect to the Loan Agreement made as of the 30th day of October, 2002, (as amended, modified, supplemented, renewed or restated from time to time, the "AGREEMENT"). Capitalized terms that are not defined in this Amendment shall have the meanings assigned to them in the Agreement. The Borrower desires to form a new special purpose subsidiary, together with direct and indirect wholly owned subsidiaries thereof, to finance and purchase approximately 6,730 rail cars and locomotives (collectively the "TOP CAT TRANSACTION"). In that regard, Borrower requires that the Lenders waive certain other terms of the Agreement and to otherwise amend certain other terms of the Agreement.

      NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Amendment, and of any loans or extensions of credit or other financial accommodations heretofore, now or hereafter made to or for the benefit of Borrower, the parties agree as follows:

      1. Section 1.1 of the Agreement, GENERAL DEFINITIONS, is hereby amended by adding and amending the following definitions to read as follows:

            "BORROWER AND ITS CONSOLIDATED SUBSIDIARIES" shall mean Borrower and its consolidated subsidiaries except Top Cat Subsidiaries, except as that term is used in Section 6.13 of the Agreement, Correctness of Financial Statements, Section 6.18 of the Agreement, Solvency, Subsections (a) and
      (b) of Section 7.1 of the Agreement, Financial and Other Information, and
      Section 7.8 of the Agreement, Books and Records, in which cases "Borrower and its consolidated subsidiaries" shall mean Borrower and its consolidated subsidiaries including Top Cat Subsidiaries.

            "BORROWER OR ANY CONSOLIDATED SUBSIDIARY OF BORROWER" shall mean Borrower or any consolidated subsidiary of Borrower except a Top Cat Subsidiary.

            "CHANGE OF CONTROL" shall mean, (a) as to Borrower, (i) the voting stock of Borrower shall cease to be publicly traded, or (ii) more than 50% of the voting stock of Borrower is owned or controlled, directly or indirectly by one Person or an affiliated group of Persons, and (b) as to any consolidated subsidiary of Borrower, existing as such on the date of this Agreement, the voting stock or voting or controlling equity interest of such consolidated subsidiary shall cease to be wholly owned by Borrower, except as the result of a merger or asset consolidation with another consolidated subsidiary of Borrower except Top Cat Subsidiaries.

            "FINANCIAL PERFORMANCE LEVEL" shall mean the applicable level of Borrower's financial performance determined in accordance with the table and paragraph set forth below, provided, however, notwithstanding the definition thereof, Debt to Capitalization Ratio shall be determined as if the Top Cat Subsidiaries were not consolidated subsidiaries of Borrower.

Financial
Performance
Level                Debt to Capitalization Ratio
-----------          ----------------------------
Level 1              Greater than 65%
Level 2              Less than or equal to 65% but greater than 60%
Level 3              Less than or equal to 60% but greater than 55%
Level 4              Less than or equal to 55% but greater than 50%
Level 5              Less than or equal to 50%

            "TOP CAT SUBSIDIARIES" shall mean, collectively, TOP CAT Holding, Co., a Delaware corporation, a wholly owned subsidiary of Borrower, and Cap Acquire, LLC, Cap Acquire Canada, ULC, Cap Acquire Mexico S. de R.L. de C.V., NARCAT LLC, CARCAT, ULC, and NARCAT Mexico S. de R.L. de C.V., the direct and indirect wholly owned subsidiaries of TOP CAT Holding, Co. (each a "TOP CAT SUBSIDIARY").

            "TOP CAT INVESTMENT" shall mean an initial cash investment by the Borrower, up to the amount of $7,200,000, in one or more Top Cat Subsidiaries.

      2. Section 5.1 of the Agreement, Guaranties, shall be amended to read as follows:

            5.1 GUARANTIES. Borrower agrees to obtain, for the ratable benefit of the Lenders, the guaranty or guaranties of the following consolidated subsidiaries of Borrower: The Andersons Agriservices, Inc., The Andersons Lawn Fertilizer Division, Inc., The Andersons Agricultural Group, L.P., The Andersons Technologies, Inc., and TAI Holdings, Inc., the form of which is attached as Exhibit 5A.

      3. Notwithstanding the terms of Section 5.2 of the Agreement, Additional Guaranties, Borrower shall not be required to obtain guaranties of any of the Top Cat Subsidiaries.

      4. Section 7.4 of the Agreement, Financial Covenants and Ratios, shall be amended to read as follows:

            7.4 FINANCIAL COVENANTS AND RATIOS. Borrower shall maintain at all times: (a) a Tangible Net Worth of not less than $65,000,000; (b) a Current Ratio Net of Hedged Inventory of not less than 1.25 to 1; (c) a Debt to Capitalization Ratio of not more than 70%; (d) Working Capital of not less than $45,000,000; and (e) a ratio of long term debt minus the non-recourse portion of long term debt to Tangible Net Worth of not more than 1.25 to 1. Notwithstanding the definitions of the terms used in this
      Section 7.4, the amounts referred to therein shall be determined as if the Top Cat Subsidiaries were not consolidated subsidiaries of Borrower, and the Borrower shall deliver to the Lenders with each Compliance Certificate consolidating statements and such other schedules to support the calculations demonstrating compliance (or non-compliance, as the case may be) with the Financial Covenants and Ratios set forth in this Section 7.4, as they were presented prior to the formation of the Top Cat Subsidiaries.

      5. Section 8.7 of the Agreement, Loans to Affiliates, shall be amended to read as follows:

            8.7 LOANS TO AFFILIATES. Except for advances for travel and expenses to their officers, directors, managers, general partners or employees in the ordinary course of their business, Borrower and its consolidated subsidiaries shall not make deposits, investments, advances or loans in or to any Affiliates that have not executed and delivered a Guaranty as described in Section 5, in excess of $15,000,000 in the aggregate in each fiscal year of Borrower. All transactions with Affiliates shall be bona fide arms length transactions that are no less favorable to Borrower and its consolidated subsidiaries than would be a similar transaction with a non-affiliated third person. Notwithstanding the forgoing, Borrower shall be allowed to make the Top Cat Investment, which shall count against the $15,000,000 amount referred to in the first sentence of this Section 8.7. Other than the Top Cat Investment, Borrower and its consolidated subsidiaries shall not make deposits, investments, advances or loans to any Top Cat Subsidiaries.

      6. This Amendment shall be an integral part of the Agreement, and all of the terms set forth therein are hereby incorporated in this Amendment by reference, and all terms of this Amendment are hereby incorporated into said Agreement as if made an original part thereof. All of the terms and conditions of the Agreement, which are not modified in this Amendment, shall remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

      7. This Agreement shall become effective upon the execution and delivery to the Agent of: (a) this Third Amendment; and (b) the Guaranty of TAI Holdings, Inc. Borrower covenants and agrees to deliver to the Agent, on or before the 10th day after the Top Cat Transaction, an opinion of Borrower's counsel, in form and substance acceptable to the Agent, stating that counsel is of the opinion that (i) the formation, capitalization and financing of the Top Cat Subsidiaries did not result in a Default under the Agreement, as amended by this Third Amendment (specifically stating that the necessary waivers, consents and/or agreements of the other persons lending money to the Borrower and its consolidated subsidiaries have been obtained), and (ii) that the Borrower and its consolidated subsidiaries do not have and shall not have any liability with respect to the debts and obligations of the Top Cat Subsidiaries.

      8. Upon this Amendment becoming effective, Borrower shall pay an Amendment Fee of Five Thousand Dollars ($5,000) to each Lender.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first herein above written.

                                        THE ANDERSONS, INC.

                                        BY /s/ Gary Smith
                                           ------------------------------------
                                        ITS Vice President, Finance & Treasurer
                                            -----------------------------------

                                        U.S. BANK NATIONAL ASSOCIATION

                                        BY /s/ Sandra Sauer
                                           ------------------------------------
                                        ITS Vice President
                                            -----------------------------------

                                        COBANK, ACB

                                        BY /s/ S. Richard Dill
                                           ------------------------------------
                                        ITS Vice President
                                            -----------------------------------

                                        HARRIS TRUST AND SAVINGS BANK

                                        BY /s/ Robert H. Wolohan
                                           ------------------------------------
                                        ITS Executive Vice President
                                            -----------------------------------

                                        FIFTH THIRD BANK

                                        BY /s/ Michael R. miller
                                           ------------------------------------
                                        ITS Executive Vice President
                                            -----------------------------------

                                        COOPERATIEVE CENTRALE
                                        RAIFFEISEN-BOERENLEENBANK
                                        B.A., "RABOBANK
                                        INTERNATIONAL", NEW YORK
                                        BRANCH


                                        BY: /s/ Brad Peterson
                                            -----------------------------------
                                        ITS: Executive Director
                                             ----------------------------------


                                        BY: /s/ Brett Delfino
                                            -----------------------------------
                                        ITS: Executive Director
                                             ----------------------------------


                                        ABN AMRO BANK N.V.

                                        BY  /s/ Angela Noique
                                            -----------------------------------
                                        ITS  Group Vice President
                                             ----------------------------------


                                        BY  /s/ Peter J. Hallen
                                            -----------------------------------
                                        ITS  Vice President
                                             ----------------------------------

                       FOURTH AMENDMENT TO LOAN AGREEMENT

      This Fourth Amendment to Loan Agreement ("AMENDMENT") is made as of March 31, 2004, by and among THE ANDERSONS, INC., an Ohio corporation (the "BORROWER"), and the financial institutions signatory hereto (being at least the Required Lenders as of the date of this Amendment).

                                     RECITAL

      This Amendment is made with respect to the Loan Agreement made as of the 30th day of October, 2002, (as amended, modified, supplemented, renewed or restated from time to time, the "AGREEMENT"). Capitalized terms that are not defined in this Amendment shall have the meanings assigned to them in the Agreement. The Borrower desires to obtain a temporary $20,000,000 line of credit from U.S. Bank that will act as a temporary overline to the Line of Credit A and the Line of Credit B provided by the Lenders under the Agreement. In that regard, Borrower requires that the Lenders waive certain other terms of the Agreement and to otherwise amend certain other terms of the Agreement.

      NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Amendment, and of any loans or extensions of credit or other financial accommodations heretofore, now or hereafter made to or for the benefit of Borrower, the parties agree as follows:

      1. Section 1.1 of the Agreement, GENERAL DEFINITIONS, is hereby amended by adding and amending the following definitions to read as follows:

            "BORROWING BASE LIMIT" shall mean, at any time, an amount equal to
      (a) the Borrowing Base minus (b) the sum of (i) the aggregate principal amount of the Line of Credit A Loan Liabilities, (ii) the aggregate principal amount of the Line of Credit B Loan Liabilities, (iii) the aggregate amount of the LC Obligations; and (iv) the aggregate amount outstanding under the U.S. Bank Line.

            "TOTAL ADJUSTED FUNDED DEBT" shall mean as of any particular date
      (a) Borrower's consolidated long term debt, (b) plus the current maturities of Borrower's consolidated long term debt, (c) plus, to the extent not included in a. or b., the Liabilities, (d) minus, to the extent included in a. or b., non-recourse debt, (e) minus the Base Amount for Grain; (f) plus, to the extent not included in a. or b., the aggregate amount outstanding under the U.S. Bank Line.

            "U.S. BANK LINE" shall mean a $20,000,000 line of credit extended by U.S. Bank and available to the Borrower and its consolidated subsidiaries through June 30, 2004, upon substantially the same terms as set forth in the Agreement, to be drawn only when the Line of Credit A Loan Commitments and the Line of Credit B Loan Commitments are fully extended, and to be repaid prior to the repayment of any portion of the Line of Credit A and the Line of Credit B.

      2. Section 8.3 of the Agreement, Indebtedness, shall be amended to read as follows:

            8.3 INDEBTEDNESS. Borrower and its consolidated subsidiaries shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, direct or indirect fixed or contingent, to finance working capital, except: (a) the Liabilities; or (b) letter of credit obligations to Persons other than a Lender in an amount not to exceed $500,000; (c) trade obligations, Producer Payables and normal accruals in the ordinary course of their business not yet due and payable, or with respect to which they are contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that they have set aside on their books adequate reserves therefor, if appropriate under GAAP; and (d) obligations under and with respect to the U.S. Bank Line.

      3. This Amendment shall be an integral part of the Agreement, and all of the terms set forth therein are hereby incorporated in this Amendment by reference, and all terms of this Amendment are hereby incorporated into said Agreement as if made an original part thereof. All of the terms and conditions of the Agreement, which are not modified in this Amendment, shall remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

      4. This Agreement shall become effective upon the execution and delivery to the Agent of this Fourth Amendment.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first herein above written.

                                        THE ANDERSONS, INC.

                                        BY /s/ Gary L. Smith
                                           -----------------
                                        ITS VICE PRESIDENT, FINANCE & TREASURE

                                        U.S. BANK NATIONAL ASSOCIATION

                                        BY /s/ Alan V. Schuler
                                           -------------------
                                        ITS SENIOR VICE PRESIDENT

                                        COBANK, ACB

                                        BY /s/ S. Richard Dill
                                           -------------------
                                        ITS VICE PRESIDENT

                                        HARRIS TRUST AND SAVINGS BANK

                                        BY /s/ Robert H. Wolohan
                                           ---------------------
                                        ITS VICE PRESIDENT

                                        FIFTH THIRD BANK

                                        BY /s/ Michael R. Miller
                                           ---------------------
                                        ITS EXECUTIVE VICE PRESIDENT

                                        COOPERATIEVE CENTRALE
                                        RAIFFEISEN-BOERENLEENBANK B.A.,
                                        "RABOBANK INTERNATIONAL", NEW
                                        YORK BRANCH

                                        BY /s/ Brad Peterson
                                           -----------------
                                        ITS EXECUTIVE DIRECTOR

                                        BY /s/ Brett Delfino
                                           -----------------
                                        ITS EXECUTIVE DIRECTOR

                                        ABN AMRO BANK N.V.

                                        BY /s/ Angela Noique
                                           -----------------
                                        ITS GROUP VICE PRESIDENT

                                        BY /s/ John M. Postore
                                           -------------------
                                        ITS VICE PRESIDENT

{SIGNATURE PAGE TO FOURTH AMENDMENT TO LOAN AGREEMENT - THE ANDERSONS, INC.}

                        FIFTH AMENDMENT TO LOAN AGREEMENT

      This Fifth Amendment to Loan Agreement ("AMENDMENT") is made as of April [Insert Date], 2004, by and among THE ANDERSONS, INC., an Ohio corporation (the "BORROWER"), and the financial institutions signatory hereto (being all of the Lenders as of the date of this Amendment).

                                     RECITAL

      This Amendment is made with respect to the Loan Agreement made as of the 30th day of October, 2002, (as amended, modified, supplemented, renewed or restated from time to time, the "AGREEMENT"). Capitalized terms that are not defined in this Amendment shall have the meanings assigned to them in the Agreement. The Borrower desires to obtain a temporary increase in the Line of Credit A of $40,000,000 (i.e. from $150,000,000 to $190,000,000) that will be used in part to take out the $20,000,000 U.S. Bank Line that was previously approved by the Required Lenders. In that regard, Borrower requires that the Lenders amend certain terms of the Agreement.

      NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Amendment, and of any loans or extensions of credit or other financial accommodations heretofore, now or hereafter made to or for the benefit of Borrower, the parties agree as follows:

      1. Section 1.1 of the Agreement, GENERAL DEFINITIONS, is hereby amended by adding and amending the following definitions to read as follows:

            "LINE OF CREDIT A LOAN COMMITMENT" shall mean as to any Lender, such Lender's Pro Rata Percentage of $190,000,000 through JULY 31, 2004 and $150,000,000 thereafter, as set forth opposite such Lender's name under the heading "Line of Credit A Loan Commitments" on Schedule A-2, subject to Assignment and Acceptance in accordance with Section 10.23, and as such amount may be reduced or terminated from time to time pursuant to Sections 2.3(c), 2.8 or 9.1; and "LINE OF CREDIT A LOAN COMMITMENTS" shall mean collectively, the Line of Credit A Loan Commitments for all the Lenders.

            "LINE OF CREDIT B LOAN COMMITMENT" shall mean as to any Lender, such Lender's Pro Rata Percentage of $50,000,000, as set forth opposite such Lender's name under the heading " Line of Credit B Loan Commitments" on Schedule A-2, subject to Assignment and Acceptance in accordance with
      Section 10.23, and as such amount may be reduced or terminated from time to time pursuant to Sections 2.3(c), 2.8 or 9.1; and "LINE OF CREDIT B LOAN COMMITMENTS" shall mean collectively, the Line of Credit B Loan Commitments for all the Lenders.

         2. Section 2.1.1 of the Agreement, SWING LINE, is hereby amended to read as follows:

            2.1.1 SWING LINE. The Agent agrees to make advances ("SWING LINE ADVANCES") to Borrower from time to time on any one or more Business Days from and after the date of this Agreement, upon Borrower's written (including facsimile) notice or oral notice followed by written (including facsimile) confirmation, given by Borrower to the Agent not later than 12:00 noon (local time in Denver) on the Business Day of any proposed Advance, through and including the Maturity Date, in amounts up to the lesser of: (a) $25,000,000 through July 31, 2004 and $20,000,000 thereafter, minus, in each case, the outstanding Swing Line Advances; or
      (b) the Available Amount A ("SWING LINE"). The Swing Line Advances shall be evidenced by and repayable in accordance with the terms of Borrower's Line of Credit A Note to the Agent. The Agent, upon the written approval of the Required Lenders, may elect to make Swing Line Advances to Borrower in excess of the dollar amount stated above (but not in excess of the Available Amount), and any such Swing Line Advances shall also be governed by the terms hereof.

      3. In respect of the temporary $40,000,000 increase in the Line of Credit A Loan Commitments as provided for in this Amendment, Borrower hereby agrees to pay the Agent the following one time commitment fees for the account of each of the Lenders (including the Agent) payable on the date of this Amendment as follows:

Name of Lender                  Fee $ Amount
--------------                  ------------
U.S. Bank National Association  $  3,375
CoBank, ACB                     $  3,000
Harris Trust and Savings Bank   $  3,000
Fifth Third Bank                $  2,250
Rabobank International          $  1,875
ABN AMRO Bank N.V.              $  1,500
                                --------
         Total                  $ 15,000

      4. This Amendment shall be an integral part of the Agreement, and all of the terms set forth therein are hereby incorporated in this Amendment by reference, and all terms of this Amendment are hereby incorporated into said Agreement as if made an original part thereof. All of the terms and conditions of the Agreement, which are not modified in this Amendment, shall remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

      5. This Amendment shall become effective upon the execution and delivery to the Agent of (i) this Fifth Amendment, (ii) new Line of Credit A Notes payable to each of the Lenders in the increased amounts of their respective Line of Credit A Loan Commitments, (iii) a Secretary's Certificate as to Directors' Resolutions, and (iv) an Opinion of Legal Counsel.

      6. The first Advance under the Swing Line and/or the Line of Credit A, after this Amendment becomes effective, shall be used to payoff the U.S. Bank Line and the U.S. Bank

Line shall be terminated.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first herein above written.

                                        THE ANDERSONS, INC.

                                        BY /s/ Gary L. Smith
                                           -----------------
                                        ITS VICE PRESIDENT, FINANCE & TREASURER

                                        U.S. BANK NATIONAL ASSOCIATION

                                        BY /s/ Alan. V. Schuler
                                           --------------------
                                        ITS SENIOR VICE PRESIDENT

                                        COBANK, ACB

                                        BY /s/ S. Richard Dill
                                           -------------------
                                        ITS VICE PRESIDENT

                                        HARRIS TRUST AND SAVINGS BANK

                                        BY /s/ Robert H. Wolohan
                                           ---------------------
                                        ITS VICE PRESIDENT

                                        FIFTH THIRD BANK

                                        BY /s/ Michael H. Miller
                                           ----------------------
                                        ITS EXECUTIVE VICE PRESIDENT

                                        COOPERATIEVE CENTRALE
                                        RAIFFEISEN-BOERENLEENBANK B.A.,
                                        "RABOBANK INTERNATIONAL", NEW
                                        YORK BRANCH

                                        BY /s/ Brad Peterson
                                           -----------------
                                        ITS EXECUTIVE DIRECTOR

                                        BY /s/ Brett Delfino
                                           -----------------
                                        ITS EXECUTIVE DIRECTOR

                                        ABN AMRO BANK N.V.

                                        BY /s/ Angela Noique
                                           -----------------
                                        ITS GROUP VICE PRESIDENT

                                        BY /s/ John M. Postore
                                           -------------------
                                        ITS VICE PRESIDENT

{SIGNATURE PAGE TO FIFTH AMENDMENT TO LOAN AGREEMENT - THE ANDERSONS, INC.}

                        SIXTH AMENDMENT TO LOAN AGREEMENT

      This Sixth Amendment to Loan Agreement ("AMENDMENT") is made as of September 27, 2004, by and among THE ANDERSONS, INC., an Ohio corporation (the "BORROWER"), the financial institutions signatory hereto (being all of the Lenders as of the date of this Amendment) and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("U.S. BANK"), in its capacity as Agent for the Lenders (in such capacity, the "AGENT") and as one of the Lenders.

                                     RECITAL

      This Amendment is made with respect to the Loan Agreement made as of October 30, 2002, (as amended, modified, supplemented, renewed or restated from time to time, the "AGREEMENT"). Capitalized terms that are not defined in this Amendment shall have the meanings assigned to them in the Agreement. The Borrower and the Lenders desire to extend the term of the Commitments and to otherwise amend certain provisions of the Agreement.

      NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Amendment, and of any loans or extensions of credit or other financial accommodations heretofore, now or hereafter made to or for the benefit of Borrower, the parties agree as follows:

      1. Section 1.1 of the Agreement, GENERAL DEFINITIONS, is hereby amended by amending the following definitions to read as follows:

            "AGENT'S LETTER" shall mean the letter agreement between Borrower and the Agent dated September 27, 2004.

            "APPLICABLE MARGIN" shall mean with respect to Swing Line Advances, Line of Credit A Advances or Line of Credit B Advances which are Daily Reset LIBOR Rate Loans, Base Rate Loans or LIBOR Rate Loans, Commitment Fees for the Line of Credit A Loan Commitments (referred to below under "Line A"), Commitment Fees for the Line of Credit B Loan Commitments (referred to below under "Line B"), Standby LC Fees and Commercial LC Fees, the rates per annum set forth below for the then applicable Financial Performance Level:

      The initial Financial Performance Level shall be Level 5. The Agent will review Borrower's financial performance as of each fiscal quarter end, beginning with fiscal quarter end September 30, 2004, after its receipt of Borrower's financial statements and Compliance Certificate as of the end of such fiscal quarter, and will confirm Borrower's determination as to whether Borrower's Financial Performance Level based on such fiscal quarter is Level 1, Level 2, Level 3, Level 4 or Level 5. As so confirmed by the Agent, Borrower's Financial Performance Level will determine the Applicable Margin effective for Swing Line Advances, Line of Credit A Advances, the Commitment Fees for the Line of Credit A Loan Commitments, Commitment Fees for the Line of Credit B Loan Commitments (Line B), Standby LC Fees and Commercial LC Fees for the three month period beginning on the first

      Business Day of the third month following the end of such fiscal quarter if the Agent receives such quarter end financial statements prior to the last five (5) Business Days of the second month following the end of such fiscal quarter. If the Agent receives such quarter end financial statements during or after the last five (5) Business Days of the second month following the end of such fiscal quarter (but prior to the end of the third month following the end of such fiscal quarter), any reduction in the Applicable Margin will be delayed until the tenth day of the month following the month in which the Agent receives such quarter end financial statements, but any increase in the Applicable Margin will be effective as of the first Business Day of the third month following the end of such fiscal quarter. If the Agent does not receive such quarter end statements prior to the end of the third month following the end of such fiscal quarter, Borrower's Financial Performance Level shall be deemed to be Level 1 beginning with the tenth day of the fourth month following the end of such fiscal quarter and shall remain at Level 1 until the 15th Business Day after such financial statements are received by the Agent and a determination by the Agent that a different Financial Level shall apply during the remainder of the three month period.

            "BORROWING BASE" shall mean an amount determined and computed as set forth in Exhibit 1A-2.

            "BORROWING BASE CERTIFICATE" shall mean a certificate substantially in the form of Exhibit 1B-2, signed as indicated thereon, setting forth the amount of Borrower's Borrowing Base.

            "INTEREST PERIOD" shall mean: (a) with respect to LIBOR Rate Loans, the period of time for which the LIBOR Rate shall be in effect as to any LIBOR Rate Loan and which shall be a seven day or one, two, three or six month period of time, commencing with the borrowing date of the LIBOR Rate Loan or the expiration date of the immediately preceding Interest Period, as the case may be, applicable to and ending on the effective date of any rate change or rate continuation made as provided in Section 2.2 as Borrower may specify in the notice of borrowing delivered pursuant to
      Section 2.2 or the notice of interest conversion delivered pursuant to
      Section 2.2; provided however, that (b) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) no Interest Period shall extend beyond the Maturity Date; and (d) there shall be no more than five (5) seven day Interest Periods and no more than twenty (20) Interest Periods (of all types) for LIBOR Rate Loans at any one time.

            "LINE OF CREDIT A LOAN COMMITMENT" shall mean as to any Lender, such Lender's Pro Rata Percentage of $100,000,000, as set forth opposite such Lender's name under the heading "Line of Credit A Loan Commitments" on Schedule A-3, subject to Assignment and Acceptance in accordance with
      Section 10.23, and as such amount may be reduced or terminated from time to time pursuant to Sections 2.3(c), 2.8 or 9.1; and

      "LINE OF CREDIT A LOAN COMMITMENTS" shall mean collectively, the Line of Credit A Loan Commitments for all the Lenders.

            "LINE OF CREDIT B LOAN COMMITMENT" shall mean as to any Lender, such Lender's Pro Rata Percentage of $100,000,000, as set forth opposite such Lender's name under the heading " Line of Credit B Loan Commitments" on Schedule A-3, subject to Assignment and Acceptance in accordance with
      Section 10.23, and as such amount may be reduced or terminated from time to time pursuant to Sections 2.3(c), 2.8 or 9.1; and "LINE OF CREDIT B LOAN COMMITMENTS" shall mean collectively, the Line of Credit B Loan Commitments for all the Lenders.

            "MATURITY DATE" shall mean, as applicable, the earlier of: (a) as to the Swing Line or the Line of Credit A, September 30, 2005; (b) as to the Line of Credit B and LC Obligations, September 30, 2007; and (c) in all cases, the earlier date of termination in whole of the Commitments pursuant to Sections 2.3(c), 2.8 or 9.1.

      2. Section 2.1.1 of the Agreement, Swing Line, is hereby amended to read as follows:

            2.1.1 SWING LINE. The Agent agrees to make advances ("SWING LINE ADVANCES") to Borrower from time to time on any one or more Business Days from and after the date of this Agreement, upon Borrower's written (including facsimile) notice or oral notice followed by written (including facsimile) confirmation, given by Borrower to the Agent not later than 1:00 p.m. (local time in Denver) on the Business Day of any proposed Advance, through and including the Maturity Date, in amounts up to the lesser of: (a) $30,000,000, the outstanding Swing Line Advances; or (b) the Available Amount A ("SWING LINE"). The Swing Line Advances shall be evidenced by and repayable in accordance with the terms of Borrower's Line of Credit A Note to the Agent. The Agent, upon the written approval of the Required Lenders, may elect to make Swing Line Advances to Borrower in excess of the dollar amount stated above (but not in excess of the Available Amount), and any such Swing Line Advances shall also be governed by the terms hereof.

      3. Section 2.1.2 of the Agreement, Line of Credit A, is hereby amended to read as follows:

            2.1.2 LINE OF CREDIT A. Each Lender severally agrees to make advances ("LINE OF CREDIT A ADVANCES") to Borrower from time to time on any one or more Business Days from and after the date of this Agreement (through the Agent as set forth in Section 2.1.5 or Section 2.2(f)), upon Borrower's written (including facsimile) notice or oral notice followed by written (including facsimile) confirmation, given by Borrower to the Agent not later than 12:00 noon (local time in Denver) on the third Business Day prior to the date of any proposed LIBOR Rate Loan or upon Borrower's written (including facsimile) notice or oral notice followed by written (including facsimile) confirmation, given by Borrower to the Agent not later than 12:00 noon (local time in Denver) on the Business Day of the date of any proposed Base Rate Loan, up to an aggregate principal amount not exceeding each such Lender's Pro Rata Percentage of the Available Amount A on such Business Day through the Maturity Date, in aggregate amounts up to the Available Amount A ("LINE OF CREDIT A"). The Line of Credit A Advances shall be evidenced by and repayable in accordance with the terms of Borrower's promissory notes to each of the Lenders ("LINE OF CREDIT A NOTES"), the form of which is attached as Exhibit 2A.

      4. Section 2.1.3 of the Agreement, Line of Credit B, is hereby amended to read as follows:

            2.1.3 LINE OF CREDIT B. Each Lender severally agrees to make advances ("LINE OF CREDIT B ADVANCES") to Borrower from time to time on any one or more Business Days from and after the date of this Agreement (through the Agent as set forth in Section 2.1.5 or Section 2.2(f)), upon Borrower's written (including facsimile) notice or oral notice followed by written (including facsimile) confirmation, given by Borrower to the Agent not later than 12:00 noon (local time in Denver) on the third Business Day prior to the date of any proposed LIBOR Rate Loan or upon Borrower's written (including facsimile) notice or oral notice followed by written (including facsimile) confirmation, given by Borrower to the Agent not later than 12:00 noon (local time in Denver) on the Business Day of the date of any proposed Base Rate Loan, up to an aggregate principal amount not exceeding each such Lender's Pro Rata Percentage of the Available Amount B on such Business Day through the Maturity Date, in aggregate amounts up to the Available Amount B ("LINE OF CREDIT B"). The Line of Credit B Advances shall be evidenced by and repayable in accordance with the terms of Borrower's promissory notes to each of the Lenders ("LINE OF CREDIT B NOTES"), the form of which is attached as Exhibit 2B.

      5. Subsection (b) of Section 2.1.5 of the Agreement, Equalization Transfers, shall be amended to read as follows:

            (b) At any time in the discretion of the Agent, if the outstanding Loans are not held according to the Lenders' Pro Rata Percentages, by reason of Swing Line Advances by the Agent or otherwise, the Agent shall give notice to the Lenders of the amount of funds to be transferred from the Agent to the Lenders, or from the Lenders to the Agent, or from one Lender to another, as the case may be (each such transfer, an "EQUALIZATION TRANSFER") required to cause the Loans to be held by the Lenders according to their Pro Rata Percentages. On the next Business Day following such notice the necessary Equalization Transfers shall be made in Immediately Available Funds not later than 11:00 a.m. (local time in Denver); provided, however, Equalization Transfers necessary to avoid the event described in Section 2.1.5(a)(iii) shall be made on the same Business Day.

      6. Subsection (a) of Section 2.3 of the Agreement, Prepayments; Termination of the Commitments, shall be amended to read as follows:

            (a) Borrower may at any time prepay the outstanding principal amount of any Loan, in either case in whole or in part, in accordance with this
      Section 2.3. With respect to any prepayment, Borrower shall give prior written notice of any such prepayment to the Agent, which notice shall state the proposed date of such prepayment (which shall be a Business
      Day), the Loans to be prepaid and the aggregate amount of the prepayment, and which notice shall be delivered to the Agent not later than 12:00 noon (local time in Denver): (a) with respect to any Loan which is a Base Rate Loan, on the date of the proposed prepayment, and (b) with respect to any Loan which is a LIBOR Rate Loan, two (2) Business Days prior to the date of the proposed prepayment. All prepayments of Base Rate Loans shall be without premium. All prepayments of LIBOR Rate Loans shall be made together with accrued and unpaid interest (if any) to the date of such prepayment on the principal amount prepaid without premium thereon, provided however, that losses, costs or expenses incurred by any Lender as described in Section 2.3(b) shall be payable with respect to each such prepayment. All notices of prepayment shall be irrevocable and the payment amount specified in each such notice shall be due and payable on the prepayment date described in such notice, together with, in the case of LIBOR Rate Loans, accrued and unpaid interest (if any) on the principal amount prepaid and any amounts due under Section 2.3(b). Borrower shall have no optional right to prepay the principal amount of any LIBOR Rate Loan other than as provided in this Section 2.3.

      7. Subsection (c) of Section 2.5 of the Agreement, Loan and Letter of Credit Fees, shall be amended to read as follows:

            (c) QUARTERLY NON-USE FEES. Borrower agrees to pay to the Agent for distribution to the Lenders (based on their respective Pro Rata Percentages) a quarterly non-use fees ("NON-USE FEES") through the Maturity Date, calculated using the then applicable rates per annum set forth in the definition of Applicable Margin, and applied to the daily average Available Amount A and Available Amount B, respectively. The quarterly Non-Use Fees shall be due and payable in arrears with respect to the prior quarter on the first day of each January, April, July and October hereafter through the Maturity Date. Pro-rated Non-Use Fees shall be due and payable on the Maturity Date. The quarterly Non-Use Fees shall be fully earned as they accrue and if not paid timely by Borrower, at the option of the Agent, shall be paid by Advances pursuant to Section 2.1, without prior demand by the Agent.

      8. Section 7.4 of the Agreement, Financial Covenants and Ratios, shall be amended to read as follows:

            7.4 FINANCIAL COVENANTS AND RATIOS. Borrower shall maintain at all times: (a) a Tangible Net Worth of not less than $80,000,000; (b) a Current Ratio Net of Hedged Inventory of not less than 1.25 to 1; (c) a Debt to Capitalization Ratio of not more than 70%; and (d) Working Capital of not less than $55,000,000. Notwithstanding the definitions of the terms used in this Section 7.4, the amounts referred to therein shall be determined as if the Top Cat Subsidiaries were not consolidated subsidiaries of Borrower, and the Borrower shall deliver to the Lenders with each Compliance Certificate consolidating statements and such other schedules to support the calculations demonstrating compliance (or non-compliance, as the case may be) with the Financial Covenants and Ratios set forth in this Section 7.4, as they were presented prior to the formation of the Top Cat Subsidiaries.

      9. Section 10.31 of the Agreement, Amendments and Waivers, shall be amended to read as follows:

            10.31 AMENDMENTS AND WAIVERS.

            (a) Except as provided in the following Section 10.31(b), any term, covenant, agreement or condition of this Agreement or the other Financing Agreements may be amended only by a written amendment executed by Borrower, the Required Lenders and, if the rights or duties of the Agent are affected thereby, the Agent, or compliance therewith only may be waived (either generally or in a particular instance and either retroactively or prospectively), if Borrower shall have obtained the consent in writing of the Required Lenders and, if the rights or duties of the Agent are affected thereby, the Agent, provided however, that without the consent in writing of the holders of all outstanding Notes and LC Obligations, or of all Lenders if no Notes or Letters are outstanding, no such amendment or waiver shall (a) change the amount or postpone the date of payment of any scheduled payment or required payment of principal of the Notes or LC Obligations or reduce the rate or extend the time of payment of interest on the Notes, or reduce the amount of principal thereof, or modify any of the provisions of the Notes with respect to the payment or prepayment thereof, (b) give to any Note any preference over any other Notes, (c) amend the definition of Required Lenders, (d) alter, modify or amend the provisions of this Section 10.31, (e) reduce the fees required under Section 2.5, (f) alter, modify or amend the provisions of Sections 9.1 or 9.2 of this Agreement, (g) alter, modify or amend any Lender's right hereunder to consent to any action, make any request or give any notice, or (h) release any guarantor of any of the Liabilities. Without the consent in writing of the affected Lender, no such amendment or waiver shall increase the amount of or the Pro Rata Percentage of any Commitment of such Lender or extend the term of any Commitment of such Lender.

            (b) Provided that no Default or Matured Default has occurred and is continuing, the definition of Line of Credit A Loan Commitment may be amended to increase the total amount thereof to an amount up to $150,000,000 for a period not to extend beyond the Maturity Date of the Line of Credit A, by a written amendment executed by Borrower, at least one Lender and the Agent. One or more Lenders (new or existing), in the discretion of the Borrower and the Agent, may be offered a share of any such increase in the Line of Credit A Loan Commitment. In no event shall such amendment increase the amount of or the Pro Rata Percentage of the Line of Credit A Loan Commitment of a Lender, without the consent in writing of that Lender.

            (c) Any amendment or waiver shall apply equally to all Lenders and all the holders of the Notes and/or LC Obligations and shall be binding upon them, upon each future holder of any Note or LC Obligation and upon Borrower, whether or not such Note or Letter shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived.

      10. To reflect the change in the amount of the Line of Credit A Loan Commitment and the change in the amount of the Line of Credit B Loan Commitment, Borrower shall execute and deliver to the Agent, new Notes for each Lender. The date of this Amendment notwithstanding, for the purpose of calculating Interest, Commitment Fees, Non-Use Fees and Applicable Margins, the changes in the definitions of Applicable Margin, Line of Credit A Loan Commitment and Line of Credit B Loan Commitment and the change in Subsection (c) of Section 2.5 shall be effective October 1, 2004

      11. This Amendment shall be an integral part of the Agreement, and all of the terms set forth therein are hereby incorporated in this Amendment by reference, and all terms of this Amendment are hereby incorporated into said Agreement as if made an original part thereof. All of the terms and conditions of the Agreement, which are not modified in this Amendment, shall remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first herein above written.

                                        THE ANDERSONS, INC.

                                        BY /s/ Gary L. Smith
                                           -----------------
                                        ITS VICE PRESIDENT, FINANCE & TREASURER

                                        U.S. BANK NATIONAL ASSOCIATION

                                        BY /s/ Alan V. Schuler
                                           -------------------
                                        ITS SENIOR VICE PRESIDENT

                                        COBANK, ACB

                                        BY /s/ S. Richard Dill
                                           -------------------
                                        ITS VICE PRESIDENT

                                        HARRIS TRUST AND SAVINGS BANK

                                        BY /s/ Robert H. Wolohan
                                           ----------------------
                                        ITS VICE PRESIDENT

                                        FIFTH THIRD BANK

                                        BY /s/ Michael R. Miller
                                           ---------------------
                                        ITS EXECUTIVE VICE PRESIDENT

                                        COOPERATIEVE CENTRALE
                                        RAIFFEISEN-BOERENLEENBANK B.A.,
                                        "RABOBANK INTERNATIONAL", NEW
                                        YORK BRANCH

                                        BY /s/ Brad Peterson
                                           -----------------
                                        ITS EXECUTIVE DIRECTOR

                                        BY /s/ Brett Delfino
                                           -----------------
                                        ITS EXECUTIVE DIRECTOR

                                        ABN AMRO BANK N.V.

                                        BY /s/ Angela Noique
                                           -----------------
                                        ITS GROUP VICE PRESIDENT

                                        BY /s/ John M. Postore
                                           -------------------
                                        ITS VICE PRESIDENT

{SIGNATURE PAGE TO SIXTH AMENDMENT TO LOAN AGREEMENT - THE ANDERSONS, INC.}